                                                                   EXHIBIT 10.23

                 ---------------------------------------------

                            REVOLVING LOAN AGREEMENT

                          Dated as of October 24, 2003

                                      among

                                     KB HOME
                                   as Borrower

                             THE BANKS PARTY HERETO

                              BANK OF AMERICA, N.A.
                             as Administrative Agent

                                  BANK ONE, NA
                              as Syndication Agent

                               FLEET NATIONAL BANK
                         CREDIT LYONNAIS NEW YORK BRANCH
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                          KEYBANK NATIONAL ASSOCIATION
                                  SUNTRUST BANK
                             as Documentation Agents

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager

                 ---------------------------------------------

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.................................................................    1

           1.1       Defined Terms ........................................................................    1

           1.2       Accounting Terms .....................................................................   25

           1.3       Rounding .............................................................................   26

           1.4       Other Interpretive Provisions ........................................................   26

           1.5       Exhibits and Schedules ...............................................................   26

           1.6       References to "Borrower and its Subsidiaries".........................................   27

           1.7       Time of Day...........................................................................   27

           1.8       Letter of Credit Amounts..............................................................   27

ARTICLE II LOANS AND LETTERS OF CREDIT.....................................................................   28

           2.1       Loans-General.........................................................................   28

           2.2       Base Rate Loans.......................................................................   29

           2.3       Eurodollar Rate Loans.................................................................   29

           2.4       Swing Line. ..........................................................................   29

           2.5       Letters of Credit. ...................................................................   31

           2.6       Reduction of Commitment ..............................................................   37

           2.7       [Intentionally Omitted] ..............................................................   38

           2.8       Borrowing Base........................................................................   38

ARTICLE III PAYMENTS AND FEES .............................................................................   39

           3.1       Principal and Interest................................................................   39

           3.2       Commitment Fee........................................................................   40

           3.3       Other Fees ...........................................................................   40

           3.4       [Intentionally Omitted] ..............................................................   40

           3.5       Capital Adequacy. ....................................................................   41

           3.6       Eurodollar Fees and Costs.............................................................   42

           3.7       Late Payments/Default Interest........................................................   44

           3.8       Computation of Interest and Fees .....................................................   45

           3.9       Holidays .............................................................................   45

           3.10      Payment Free of Taxes.................................................................   45

           3.11      Funding Sources.......................................................................   46

           3.12      Failure to Charge or Making of Payment Not Subsequent Waiver..........................   46

           3.13      Time and Place of Payments; Evidence of Payments; Application of Payments ............   46

           3.14      Administrative Agent's Right to Assume Payments Will be Made..........................   46

           3.15      Survivability ........................................................................   47

           3.16      Bank Calculation Certificate .........................................................   47

           3.17      Transition. ..........................................................................   47

ARTICLE IV REPRESENTATIONS AND WARRANTIES .................................................................   49

           4.1       Existence and Qualification; Power; Compliance with Law...............................   49

           4.2       Authority; Compliance with Other Instruments and Government Regulations ..............   49

           4.3       No Governmental Approvals Required ...................................................   50

           4.4       Subsidiaries..........................................................................   50

           4.5       Financial Statements..................................................................   50

           4.6       No Other Liabilities; No Material Adverse Effect......................................   51

           4.7       Title to Assets.......................................................................   51

           4.8       Intangible Assets ....................................................................   51

           4.9       Existing Indebtedness and Contingent Guaranty Obligations ............................   52

           4.10      Governmental Regulation ..............................................................   52

           4.11      Litigation ...........................................................................   52

           4.12      Binding Obligations...................................................................   52

           4.13      No Default ...........................................................................   52

           4.14      Pension Plans ........................................................................   52

           4.15      Tax Liability ........................................................................   52

           4.16      Regulation U..........................................................................   52

           4.17      Environmental Matters ................................................................   52

           4.18      Disclosure............................................................................   53

           4.19      Projections ..........................................................................   53

           4.20      ERISA Compliance .....................................................................   53

           4.21      Tax Shelter Regulations ..............................................................   53

           4.22      Solvency..............................................................................   53

ARTICLE V AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)........................   54

           5.1       Payment of Taxes and Other Potential Liens  ..........................................   54

           5.2       Preservation of Existence.............................................................   54

           5.3       Maintenance of Properties.............................................................   54

           5.4       Maintenance of Insurance .............................................................   54

           5.5       Compliance with Laws .................................................................   54

           5.6       Inspection Rights.....................................................................   55

           5.7       Keeping of Records and Books of Account ..............................................   55

           5.8       Use of Proceeds.......................................................................   55

           5.9       Subsidiary Guaranty ..................................................................   55

ARTICLE VI NEGATIVE COVENANTS..............................................................................   56

           6.1       Payment or Prepayment of Subordinated Obligations ....................................   56

           6.2       [Intentionally Omitted] ..............................................................   56

           6.3       Mergers and Sale of Assets............................................................   56

           6.4       Investments and Acquisitions .........................................................   57

           6.5       ERISA Compliance .....................................................................   57

           6.6       Change in Business ...................................................................   57

           6.7       Liens and Negative Pledges............................................................   58

           6.8       Transactions with Affiliates .........................................................   59

           6.9       Consolidated Tangible Net Worth.......................................................   59

           6.10      Consolidated Leverage Ratio...........................................................   59

           6.11      Consolidated Interest Coverage Ratio .................................................   60

           6.12      Distributions ........................................................................   60

           6.13      Amendments............................................................................   60

           6.14      [Intentionally Omitted] ..............................................................   60

           6.15      Inventory ............................................................................   60

           6.16      Investment in Subsidiaries and Joint Ventures.........................................   60

           6.17      Senior Indebtedness Not to Exceed Borrowing Base......................................   60

           6.18      Maximum Speculative Units ............................................................   60

ARTICLE VII INFORMATION AND REPORTING REQUIREMENTS.........................................................   61

           7.1       Financial and Business Information of Borrower and Its Subsidiaries...................   61

           7.2       Compliance Certificate ...............................................................   63

ARTICLE VIII CONDITIONS....................................................................................   64

           8.1       Initial Advances, Etc.................................................................   64

           8.2       Any Advance...........................................................................   65

           8.3       Any Letter of Credit .................................................................   66

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES UPON EVENTS OF DEFAULT...........................................   67

           9.1       Events of Default.....................................................................   67

           9.2       Remedies Upon Event of Default  ......................................................   68

ARTICLE X THE ADMINISTRATIVE AGENT.........................................................................   71

           10.1      Appointment and Authorization.........................................................   71

           10.2      Delegation of Duties..................................................................   71

           10.3      Liability of Administrative Agent.....................................................   71

           10.4     Reliance by Administrative Agent. .....................................................   72

           10.5     Notice of Default .....................................................................   72

           10.6     Credit Decision; Disclosure of Information by Administrative Agent.....................   72

           10.7     Indemnification of Administrative Agent ...............................................   73

           10.8     Administrative Agent in its Individual Capacity .......................................   73

           10.9     Successor Administrative Agent.........................................................   74

           10.10    Administrative Agent May File Proofs of Claim .........................................   74

           10.11    Guaranty Matters.......................................................................   75

           10.12    Other Agents; Arrangers and Managers...................................................   75

           10.13    Defaulting Banks.......................................................................   75

           10.14    No Obligations of Borrower.............................................................   76

ARTICLE XI MISCELLANEOUS...................................................................................   77

           11.1     Cumulative Remedies; No Waiver.........................................................   77

           11.2     Amendments; Consents ..................................................................   77

           11.3     Costs, Expenses and Taxes..............................................................   77

           11.4     Nature of Banks' Obligations ..........................................................   78

           11.5     Survival of Representations and Warranties ............................................   79

           11.6     Notices and Other Communications; Facsimile Copies. ...................................   79

           11.7     Execution in Counterparts..............................................................   80

           11.8     Successors and Assigns.................................................................   80

           11.9     Sharing of Setoffs.....................................................................   83

           11.10    Indemnification by the Borrower........................................................   83

           11.11    Nonliability of Banks..................................................................   84

           11.12    Confidentiality .......................................................................   84

           11.13    No Third Parties Benefited.............................................................   85

           11.14    Other Dealings ........................................................................   85

           11.15    Right of Setoff - Deposit Accounts ....................................................   85

           11.16    Further Assurances.....................................................................   85

           11.17    Integration ...........................................................................   86

           11.18    Governing Law .........................................................................   86

           11.19    Severability of Provisions ............................................................   86

           11.20    Headings...............................................................................   86

           11.21    Conflict in Loan Documents.............................................................   86

           11.22    Waiver of Right to Trial by Jury.......................................................   86

           11.23    Purported Oral Amendments..............................................................   87

           11.24    Payments Set Aside ....................................................................   87

           11.25    Hazardous Materials Indemnity..........................................................   87

Exhibits

A     - Assignment and Assumption
B     - Borrowing Base Certificate
C     - Compliance Certificate
D     - Loan Notice
E     - Note
F-1   - Opinion of Counsel
F-2   - Opinion of Counsel
G     - Subsidiary Guaranty
H     - Swing Line Loan Notice

Schedules

1.1   Pro Rata Shares
3.17  Existing Letters of Credit
4.4   Subsidiaries
4.7   Existing Liens and Rights of Others
4.9   Existing Indebtedness and Contingent Obligations
6.4   Investments
11.6  Administrative Agent's Office

                            REVOLVING LOAN AGREEMENT

                          Dated as of October 24, 2003

This Revolving Loan Agreement (as it may from time to time be supplemented, modified, amended, renewed, extended or supplanted, this "Agreement"), dated as of October 24, 2003, is entered into by and among KB HOME, a Delaware corporation ("Borrower"), each financial institution set forth on the signature pages of this Agreement or which from time to time becomes party hereto (collectively, the "Banks " and individually, a "Bank"), Bank of America, N.A., as Administrative Agent, Bank One, NA, as Syndication Agent, Fleet National Bank, Credit Lyonnais New York Branch, Wachovia Bank, National Association, KeyBank National Association and Suntrust Bank, as Documentation Agents, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager.

                                    RECITALS

This Agreement establishes a new credit facility replacing that certain 2000 Revolving Loan Agreement dated as of October 3, 2000 (as amended, the "Prior Revolving Loan Agreement") by and among Borrower, the banks named therein, Bank of America, N.A., as administrative agent, and various other banks in various agent capacities and the 2000 Term Loan Agreement dated as of October 3, 2000 (as amended, the "2000 Term Loan Agreement") by and among Borrower, the banks named therein, and Bank of America, N. A., as administrative agent, and various other banks in various agent capacities. Subject to the transition provisions of
Section 3.17, and as contemplated by Sections 8.1(a)(viii) and (a)(ix), the terms and provisions of this Agreement shall become effective, and the Prior Revolving Loan Agreement and the 2000 Term Loan Agreement shall terminate, as of the Closing Date.

WHEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

         "2000 Term Loan Agreement" has the meaning set forth in the recitals of the parties hereto.

         "Acquisition" means any transaction, or any series of related transactions, consummated after the Closing Date, by which Borrower or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires control of securities of a corporation representing 50% or more of the ordinary voting power for the election of directors or (c) acquires control of a 50% or more ownership interest in any partnership, joint venture or other business entity.

         "Administrative Agent" means Bank of America or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account set forth on Schedule 11.6, or such other address or account as the Administrative Agent may, from time to time, notify the Borrower and the Banks.

         "Advance" means an advance made or to be made to Borrower by a Bank pursuant to Article II.

         "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests will be deemed to control such corporation or other Person.

         "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Sole Lead Arranger and Sole Book Manager), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agents" mean the Administrative Agent and the Sole Lead Arranger and Sole Book Manager.

         "Agreement" has the meaning set forth in the first paragraph hereof.

         "Applicable Base Rate Spread" means the applicable per annum percentage set forth in the definition of "Applicable Rates".

         "Applicable Commitment Fee Rate" means the applicable per annum percentage set forth in the definition of "Applicable Rates"; provided that if the Average Daily Usage for any 2 consecutive Fiscal Quarters is less than 30% of the average amount of the Commitment for such period, the Applicable Commitment Fee Rate for the immediately following Fiscal Quarter shall be equal to the sum of (a) the applicable per annum percentage set forth in the definition of "Applicable Rates" plus (b) 0.100%.

         "Applicable Eurodollar Rate Spread" means the applicable per annum percentage set forth in the definition of "Applicable Rates".

         "Applicable Federal Funds Rate" means, as of any date of determination, a rate per annum equal to the Federal Funds Rate in effect on such date and if such Federal Funds Rate is not available to the Swing Line Bank, such rate per annum as is reasonably determined by the Swing Line Bank as representing its actual cost of funding Swing Line Loans, without the addition of fees or markup of any kind.

         "Applicable Letter of Credit Fee" means the applicable per annum percentage set forth in the definition of "Applicable Rates".

         "Applicable Pricing Level" means Applicable Pricing Level I for any day on which Borrower holds an Investment Grade Credit Rating and, for any day on which Borrower does not hold an Investment Grade Credit Rating, the Applicable Pricing Level is determined in accordance with Borrower's Consolidated Leverage Ratio on such date as follows:

 APPLICABLE
PRICING LEVEL                        CONSOLIDATED LEVERAGE RATIO
-------------                        ---------------------------
     II                     Consolidated Leverage Ratio of less than or equal
                            to 1.00 to 1.00

     III                    Consolidated Leverage Ratio of greater than 1.00
                            to 1.00, but less than or equal to 1.25 to 1.00

     IV                     Consolidated Leverage Ratio of greater than 1.25
                            to 1.00, but less than or equal to 1.75 to 1.00

      V                     Consolidated Leverage Ratio of greater than 1.75 to
                            1.00 but less than or equal to 2.00 to 1.00.

     VI                     Consolidated Leverage Ratio of greater than 2.00
                            to 1.00

         Borrower is responsible pursuant to Section 7.1(k) to provide the Administrative Agent with notice of each change in the Applicable Pricing Level that is due to the inception or cessation of an Investment Grade Credit Rating. For any day on which Borrower does not hold an Investment Grade Credit Rating, the Applicable Pricing Level will be determined according to the Consolidated Leverage Ratio reported by Borrower as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.2.

         "Applicable Rates" means, as of any date of determination, the following percentages per annum, based upon the Applicable Pricing Level on that date:

                                                                        APPLICABLE LETTER OF
                                                     APPLICABLE              CREDIT FEE
 APPLICABLE                APPLICABLE BASE         COMMITMENT FEE       APPLICABLE EURODOLLAR
PRICING LEVEL                RATE SPREAD                RATE                 RATE SPREAD
-------------                -----------                ----                 -----------
      I                         0.000%                 0.200%                   1.050%
      II                        0.000%                 0.200%                   1.100%
     III                        0.000%                 0.250%                   1.300%
      IV                        0.000%                 0.250%                   1.500%
      V                         0.000%                 0.275%                   1.750%
      VI                        0.000%                 0.300%                   2.000%

         "Assignment and Assumption" means an assignment and assumption substantially in the form of Exhibit A.

         "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

         "Authorizations" has the meaning set forth for that term in Section
         4.1.

         "Average Daily Usage" means, for any period, the quotient of (a) the sum of (i) the sum of the principal balance of the Loans for each day of such period plus (ii) the sum of the Letter of Credit Usage for each day of such period divided by (b) the number of days in such period.

         "Bank" means each financial institution whose name is set forth in the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8.

         "Bank of America" means Bank of America, N.A. and its successors.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Advance" means an Advance made by a Bank to fund its Pro Rata Share of a Base Rate Loan.

         "Base Rate Loan" means a Loan that bears interest based on the Base
         Rate.

         "Borrower" means KB Home, a Delaware corporation, and its successors and permitted assigns.

         "Borrowing Base" has the meaning set forth in Section 2.8(b).

         "Borrowing Base Certificate" means a written calculation of the Borrowing Base, substantially in the form of Exhibit B signed, on behalf of Borrower by a Senior Officer of Borrower.

         "Borrowing Base Subsidiary" means (a) any Guarantor Subsidiary and (b) any direct or indirect wholly-owned Domestic Subsidiary of Borrower or any Guarantor Subsidiary.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Capital Lease" means, with respect to any Person, a lease of any Property by that Person as lessee that is, or should be in accordance with Financial Accounting Standards Board Statement No. 13, recorded as a "capital lease" on a balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles consistently applied.

         "Cash" means all monetary items (including currency, coin and bank demand deposits) that are treated as cash under Generally Accepted Accounting Principles consistently applied.

         "Cash Collateralize" has the meaning set forth in Section 2.5(g).

         "Cash Equivalents" means, with respect to any Person, that Person's Investments in:

         (a) Government Securities due within one year of the making of the Investment;

         (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa3 by Moody's or AA- by S&P, in each case due within one year from the making of the Investment;

         (c) certificates of deposit issued by, deposits in, deposits in the London interbank eurodollar market made through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, (i) any Bank or (ii) any bank or savings and loan association doing business in and incorporated under the Laws of the United States of America, any state thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000 and which carries on the date of such Investment a credit rating of P-1 or higher by Moody's or A-1 or higher by S&P, in each case due within one year after the date of the making of the Investment;

         (d) certificates of deposit issued by, bank deposits in, deposits in the London interbank eurodollar market made through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000 and which carries on the date of such Investment a credit rating of P-1 or higher by Moody's or A-1 or higher by S&P, in each case due within one year after the date of the making of the Investment;

         (e) readily marketable commercial paper or other debt securities of (i) any Bank that is a Bank as of the Closing Date, (ii) corporations, commercial banks or financial institutions doing business in and incorporated under the Laws of the United States of America or any state thereof or the District of Columbia or (iii) a holding company for a bank described in clause (c) or (d) above, given on the date of such Investment a credit rating of P-1 or higher by Moody's, of A-1 or higher by S&P, or F-1 or higher by Fitch, in each case due within one year of the making of the Investment;

         (f) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Exchange Act, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided, that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

         (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa3 by Moody's and AA- by S&P, in each case having an investment period not exceeding 50 days or
                  (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Bank or a bank described in clauses (c) or (d) above; provided, that (y) the amount of all such Investments issued by the same issuer does not exceed $10,000,000 and (z) the aggregate amount of all such Investments does not exceed $25,000,000;

         (h) a readily redeemable" money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (f) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least Aa3 by Moody's and AA- by S&P; and

         (i) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America or any state thereof, or a participation interest therein; provided, that
                  (i) commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa3 by Moody's and AA- by S&P, (ii) the amount of all such Investments issued by the same issuer does not exceed $10,000,000 and (iii) the aggregate amount of all such Investments does not exceed $25,000,000.

         "Change in Control" means, and shall be deemed to have occurred at such time as any of the following events shall occur:

         (a) there shall be consummated any consolidation or merger of Borrower in which Borrower is not the continuing or surviving corporation or pursuant to which the Voting Stock would be converted into Cash, securities or other property, other than a merger or consolidation of Borrower where the Borrower is not the continuing or surviving corporation and in which the holders of Voting Stock immediately prior to the merger have 75% ownership, directly or indirectly, of the Voting Stock of the surviving corporation immediately after such merger or consolidation; or

         (b) there is a report filed by any person, including its Affiliates and Associates, on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person (for the purposes of the definition of Change in Control only, the term "person" is used as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
                  Act) of 50% or more of the voting power of Borrower's Voting Stock then outstanding; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially (1) any Securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered Securities are accepted for purchase or exchange thereunder, or (2) any Securities if such beneficial ownership (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (b) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

         (c) a "Change in Control" (or analogous term) as defined in one or more indentures or agreements governing any Subordinated Obligations occur and $25,000,000 of Subordinated Obligations thereupon become due and payable by Borrower or its Subsidiaries.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if at any time Borrower, any Subsidiary of Borrower, any employee stock ownership plan or any other employee benefit plan, including any Pension Plan of Borrower or any Subsidiary of Borrower, or any person holding Voting Stock for or pursuant to the terms of such employee benefit plan, files or becomes obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 50% or otherwise.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

         "Commission" means the Securities and Exchange Commission and any successor commission.

         "Commitment" means, subject to Sections 2.6, $1,000,000,000. The Pro Rata Shares of the Banks with respect to the Commitment are set forth in Schedule 1.1.

         "Compensation Period" has the meaning set forth for that term in
         Section 3.14.

         "Compliance Certificate" means a compliance certificate in the form of Exhibit C signed, on behalf of Borrower, by a Senior Officer of Borrower.

         "Consolidated Adjusted EBITDA" means, for any period, Consolidated EBITDA for such period plus (a) the amount of capitalized interest that was included in cost of sales in determining Consolidated Net Income for such period plus (b) all non-Cash Net Realizable Value Adjustments made during such period.

         "Consolidated EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) any extraordinary loss reflected in such Consolidated Net Income, minus (c) any extraordinary gain reflected in such Consolidated Net Income, plus (d) Consolidated Interest Expense for such period plus (e) the aggregate amount of federal, state and foreign income taxes for such period, plus
         (f) depreciation, amortization and all other non-cash expenses for such period, in each case as determined in accordance with Generally Accepted Accounting Principles consistently applied, and in the case of items (d), (e) and (f), only to the extent deducted in the determination of Consolidated Net Income for such period.

         "Consolidated FIN 46 Subsidiaries" means entities that would not be Consolidated Subsidiaries but for the issuance of the pronouncement entitled Financial Interpretation Number 46 ("FIN 46") "Consolidation of Variable Interest Entities" by the Financial Accounting Standards Board on January 17, 2003.

         "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the 12 month period ending on such date to (b) the sum of (i) Consolidated Interest Expense for the 12 month period ending on such date plus (ii) all dividends (other than dividends paid in the same class of stock) paid on any preferred stock of Borrower during the 12 month period ending on such date.

         "Consolidated Interest Expense" means, for any period, the aggregate amount of interest, fees, charges and related expenses paid or payable to a lender by Borrower and its Consolidated Subsidiaries on a consolidated basis in connection with borrowed money (including any capitalized interest and accretion of original issue discount on long-term debt) and the interest portion of any capitalized lease payments.

         "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on that date to (b) Consolidated Tangible Net Worth on that date.

         "Consolidated Net Income" means, for any period, the net income of Borrower and its Consolidated Subsidiaries on a consolidated basis determined in accordance with Generally Accepted Accounting Principles consistently applied.

         "Consolidated Subsidiaries" means, with respect to Borrower, all entities whose financial statements are consolidated with the consolidated financial statements of Borrower under Generally Accepted Accounting Principles; provided, however, that the term "Consolidated Subsidiaries" excludes Consolidated FIN 46 Subsidiaries for the purpose of determining the Applicable Pricing Level and compliance with Sections 4.5, 4.6, 4.7, 4.14, 6.9, 6.10, 6.11, 6.15 and 6.16.

         "Consolidated Tangible Net Worth" means, as of any date of determination, the Shareholders' Equity of Borrower and its Consolidated Subsidiaries on a consolidated basis on that date minus the Intangible Assets of Borrower and its Consolidated Subsidiaries on a consolidated basis on that date minus any non-cash gain (or plus any non-cash loss, as applicable) resulting from any marked to market adjustments made directly to Consolidated Tangible Net Worth as a result of fluctuations in the value of foreign currency instruments owned by Borrower or any of its Consolidated Subsidiaries as mandated under FAS 133.

         "Consolidated Total Indebtedness" means, as of any date of determination, all Indebtedness and Contingent Guaranty Obligations of Borrower and its Consolidated Subsidiaries on a consolidated basis on that date (without duplication for any guaranty by Borrower of a Consolidated Subsidiary's Indebtedness or any guaranty by a Consolidated Subsidiary of either Borrower's or another Consolidated Subsidiary's Indebtedness or otherwise) minus (a) all Indebtedness and Contingent Guaranty Obligations of Financial Subsidiaries on a consolidated basis (but only to the extent that such Financial Subsidiaries are also Consolidated Subsidiaries and there is no recourse to Borrower or any other Consolidated Subsidiary) on that date minus (b) the amount, if any, by which the aggregate Cash and Cash Equivalents of Borrower and its Consolidated Subsidiaries (other than the Financial Subsidiaries) on a consolidated basis on that date are in excess of $15,000,000 (but not to exceed $300,000,000).

         "Construction Costs" means, as of any date of determination, all costs actually incurred by Borrower or any Borrowing Base Subsidiary with respect to the construction of Units on Developed Lots, including land basis.

         "Contingent Guaranty Obligation" means, as to any Person, any (a) direct or indirect guarantee of Indebtedness of, or other obligation performable by, any other Person (other than a performance obligation undertaken in the ordinary and usual course of business or obligations with respect to letters of credit), including any endorsement (other than for collection or deposit in the ordinary course of business), co-making or sale with recourse of the obligations of any other Person or (b) assurance given to an obligee with respect to the performance of an obligation (other than a performance obligation undertaken in the ordinary and usual course of business) by, or the financial condition of, any other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person, any "keep-well", "take-or-pay", "through put" or other arrangement of whatever nature having the effect of assuring or holding harmless any obligee against loss with respect to any obligation of such other Person, or the LTV Maintenance Exposure resulting from any LTV Maintenance Agreement. The amount of any Contingent Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

         "Contractual Obligation" means, as to any Person, any provision of any outstanding Securities issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound, other than, in the case of Borrower and its Subsidiaries, any of the Loan Documents.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any notice or passage of time, or both, would be an Event of Default.

         "Default Rate" has the meaning set forth for that term in Section 3.7.

         "Defaulting Bank" has the meaning set forth for that term in Section 10.13.

         "Designated Deposit Account" means a demand deposit account to be maintained by Borrower with Bank of America, as from time to time designated by Borrower by written notification to the Administrative Agent.

         "Developed Lots" means, as of any date of determination, subdivision lots located in the United States that are wholly-owned by Borrower or its Borrowing Base Subsidiaries, unencumbered by any Lien or Liens (other than Permitted Encumbrances), and that are subject to a recorded plat or subdivision map, in substantial compliance with all applicable Laws and available for the construction thereon of foundations for Units.

         "Distribution" means, with respect to any shares of capital stock or any warrant or right to acquire shares of capital stock or any other equity security issued by a Person, (a) the retirement, redemption, purchase, or other acquisition for value (other than for capital stock of the same type of such Person) by such Person of any such security,
         (b) the declaration or payment by such Person of any dividend in Cash or in Property (other than in capital stock of the same type of such Person) on or with respect to any such security, and (c) any Investment by such Person in any holder of 5% or more of the capital stock (or other equity securities) of such Person, if a purpose of such Investment is to avoid the characterization of the transaction between such Person and such holder as a Distribution under clause (a) or (b) above. In addition, to the extent any loan or advance by Borrower to one of its Subsidiaries is deemed to be an "Investment" for purposes of this Agreement, then any principal payment made by such Subsidiary in respect of such loan or advance shall be considered a Distribution for purposes of Section 6.12.

         "Dollars" means the national currency of the United States of America.

         "Domestic Lending Office" means, with respect to each Bank, its office, branch or affiliate identified on the signature pages hereof as its Domestic Lending Office or such other office, branch or affiliate as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

         "Domestic Subsidiary" means, with respect to any Person and as of any date of determination, a Subsidiary of such Person (a) that is organized under the Laws of the United States of America or any state thereof and (b) the majority of the assets of which (as reflected on a balance sheet of such Subsidiary prepared in accordance with Generally Accepted Accounting Principles consistently applied) is located in the United States of America; provided that Kaufman and Broad International, Inc., a California corporation, shall in no event be considered a Domestic Subsidiary of Borrower.

         "Domestic Unimproved Land" means, as of any date of determination, real Property located in the United States of America that is: (a) owned by Borrower or any of its Subsidiaries if on that date there has been expended by Borrower or any of its Subsidiaries less than 50% of the costs reasonably estimated by Borrower (in accordance with its past practices as of the Closing Date) to develop such real Property into Developed Lots; or (b) owned by Persons other than Borrower or any of its Subsidiaries but which, if owned by Borrower or any of its Subsidiaries on that date, would have satisfied the requirement set forth in clause (a) and if on that date Borrower or any of its Subsidiaries holds an option to purchase such real Property for which it has paid an amount equal to 33% or more of the purchase price provided for in such option to purchase, provided, that in the event an option to purchase land covers more than one parcel, phase or lot, any deposit paid by Borrower or any of its Subsidiaries shall be allocated to each parcel, phase or lot pro rata in accordance with the purchase price of the parcels, phases or lots. The "book value" with respect to Domestic Unimproved Land referred to in Section 6.15 shall be calculated as if the option to purchase had been exercised as of the date of determination, and otherwise in accordance with Generally Accepted Accounting Principles, consistently applied.

         "Eligible Assignee" means (a) another Bank, (b) any commercial bank, savings bank, savings and loan association or similar financial institution which, (i) has total assets of $5,000,000,000 or more, (ii) is "well capitalized" within the meaning of such term under the Federal Depository Institutions Control Act, (iii) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (iv) is operationally and procedurally able to meet the obligations of a Bank hereunder to the same degree as a commercial bank, (c) any insurance company engaged in the business of writing insurance which
         (i) has total assets of $5,000,000,000 or more, (ii) is "best capitalized" under applicable regulations of the National Association of Insurance Commissioners, and (iii) meets the requirements set forth in subclauses (iii) and (iv) of clause (b) above and (d) any other financial institution having total assets of $5,000,000,000 or more (including a mutual fund or other fund under management of an investment manager having under its management total assets of $5,000,000,000 or more) which meets the requirements set forth in subclauses (iii) and (iv) of clause (b) above; provided that each Eligible Assignee must (A) be organized under the

         Laws of the United States of America, any state thereof or the District of Columbia or (B) if a commercial bank, be organized under the Laws set forth in clause (A) or under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (C) act under the Loan Documents through a branch, agency or funding office located in the United States of America and (D) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to the Code.

         "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974 and the regulations thereunder, all as the same shall be in effect at such date.

         "ERISA Affiliate" means, with respect to any Person, any other Person (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Code.

         "ERISA Event" means: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization;
         (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under
         Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Escrow Receivables" means, as of any date of determination, the amounts due to Borrower or any Borrowing Base Subsidiary and held at an escrow or title company following the sale and conveyance of title of a Model Home or Unit to a buyer (including an escrow or title company that is a Subsidiary of the Borrower) to the extent that such amounts are free and clear of all Liens and Rights of Others and are not subject to any restriction pursuant to any Contractual Obligations.

         "Eurodollar Advance" means an Advance made by a Bank to fund its Pro Rata Share of a Eurodollar Rate Loan.

         "Eurodollar Base Rate" has the meaning set forth in the definition of Eurodollar Rate.

         "Eurodollar Lending Office" means, with respect to each Bank, its office, branch or affiliate so designated by written notice to the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Bank, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                        Eurodollar Base Rate
               Eurodollar Rate =   ------------------------------------
                                   1.00 - Eurodollar Reserve Percentage

         Where, "Eurodollar Base Rate" means, for such Interest Period:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) 2 Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) 2 Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) 2 Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

         "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to 5 decimal places) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default" has the meaning provided in Section 9.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Letters of Credit" has the meaning set forth in Section 3.17.

         "Exposure" means for any Bank, as of any date of determination, the product obtained by multiplying that Bank's then effective Pro Rata Share by the then effective Commitment.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Financial Letter of Credit" means any letter of credit issued by an issuer for the account of the Borrower or a Subsidiary that represents an irrevocable obligation on the part of the issuer:

         (a) to repay money borrowed by or advanced to the Borrower or a Subsidiary; or

         (b) to make payment on account of any indebtedness undertaken by the Borrower or a Subsidiary, in the event that the Borrower or Subsidiary fails to fulfill its financial obligations to the beneficiary.

         "Financial Subsidiary" means (a) the Mortgage Company and its Subsidiaries, so long as such entities continue to engage in the mortgage banking business, (b) any Subsidiary of Borrower that is organized and operates solely to issue (i) collateralized mortgage obligations or (ii) other similar asset-backed obligations, and (c) any other Subsidiary of Borrower that (i) is engaged primarily in the business of origination, marketing, and servicing of residential mortgage loans, the sale of servicing rights, or the financing of long term residential mortgage loans, (ii) holds not less than 95% of its total assets in the form of Cash, Cash Equivalents, notes and mortgages receivable, Cash held by a trustee for the benefit of such Subsidiary or other financial instruments and (iii) is the subject of an Officer's Certificate of Borrower delivered to the Administrative Agent stating that such Subsidiary is a Financial Subsidiary within the meaning hereof. As of the Closing Date, the Financial Subsidiaries are International Mortgage Acceptance Corporation, KBASW Mortgage Acceptance Corporation, KBI/Mortgage Acceptance Corporation, KBRAC IV Mortgage Acceptance Corporation, KB Home Mortgage Company, rateOne Home Loans, LLC, Rate One Associates, Inc., Rate One Holdings, Inc., Westview Company, KB Home Title Services Inc., KB Home Insurance Agency Inc., KB Home Insurance Agency of Texas Holdings Inc., Homesafe Company and San Antonio Title Co.

         "Fiscal Quarter" means each of the fiscal quarters of Borrower ending on each February 28 (or 29, if a leap year), May 31, August 31 and November 30, or as otherwise changed by the Borrower upon advance written notice to the Administrative Agent, but subject to the requirements of Section 1.2.

         "Fiscal Year" means each of the fiscal years of Borrower ending on each November 30 or as otherwise changed by the Borrower upon advance written notice to the Administrative Agent, but subject to the requirements of Section 1.2.

         "Fitch" means Fitch IBCA, Duff & Phelps, a division of Fitch, Inc., or any successor thereto.

         "Foreign Subsidiary" means, with respect to any Person, a Subsidiary of that Person which is not a Domestic Subsidiary and with respect to Borrower, includes Kaufman and Broad International, Inc., a California corporation.

         "GAAP Value" means, with respect to any property or asset, the book value for such property or asset determined in accordance with Generally Accepted Accounting Principles consistently applied.

         "Generally Accepted Accounting Principles" means, as of any date of determination, accounting principles set forth as "generally accepted" in then currently effective statements of the Auditing Standards Board of the American Institute of Certified Public Accountants, or, if such statements are not then in effect, accounting principles that are then approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied to financial statements of a Person as of any date or for any period are consistent in all material respects (subject to Section 1.2) to those applied to financial statements of that Person as of recent prior dates and for recent prior periods.

         "Government Securities" means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

         "Governmental Agency" means (a) any federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, (c) any court or administrative tribunal, or (d) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has consented, in each case whether of the United States of America or any other nation.

         "Guarantor Subsidiary" means (a) any Domestic Subsidiary which is a Significant Subsidiary, other than any Financial Subsidiary and (b) any other Domestic Subsidiary, other than any Financial Subsidiary, that is designated in writing by Borrower as a Guarantor Subsidiary.

         "Hazardous Materials" means substances defined as "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. or any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

         "Hazardous Materials Laws" means all Laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any real Property of Borrower or its Subsidiaries.

         "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person for borrowed money, (b) that portion of the obligations of such Person under Capital Leases which should properly be recorded as a liability on a balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles consistently applied, (c) any obligation of such Person that is evidenced by a promissory note or other instrument representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of Property or services (other than trade or other accounts payable in the ordinary course of business in accordance with customary industry terms), (e) any obligation of the types referred to in clauses (a) through (d) above that is secured by a Lien (other than a

         Permitted Encumbrance) on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien if such obligation is non-recourse, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person and (g) any obligation of such Person under Financial Letters of Credit issued for the account of such Person.

         "Indemnified Liabilities" has the meaning set forth in Section 11.10.

         "Indemnitees" has the meaning set forth in Section 11.10.

         "Intangible Assets" means assets that are considered intangible assets under Generally Accepted Accounting Principles consistently applied, including (a) customer lists, goodwill, computer software, unamortized deferred charges, unamortized debt discount, capitalized research and development costs and other intangible assets and (b) any write-up in book value of any asset subsequent to its acquisition, but excluding any existing write-up in book value of any asset acquired by Borrower or any of its Subsidiaries prior to October 3, 2000, as such write-up may decrease (but not increase) from time to time.

         "Interest Period" means, as to each Eurodollar Rate Loan, a period of 1, 2, 3 or 6 months or, subject to the consent of the Administrative Agent, in its reasonable discretion, a period of 1, 2 or 3 weeks, as designated by Borrower; provided that (a) the first day of each Interest Period must be a Business Day, (b) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day, and (c) no Interest Period may extend beyond the Maturity Date.

         "Investment" means, with respect to any Person, any investment by that Person, whether by means of purchase or other acquisition of capital stock or other Securities of any other Person or by means of loan, advance, capital contribution, or other debt or equity participation or interest in any other Person, including any partnership or joint venture interest in any other Person; provided that an Investment of a Person shall not include any trade or account receivable arising in the ordinary course of the business of such Person, whether or not evidenced by a note or other writing. The amount of any Investment shall be the amount actually invested, less any return of capital, without adjustment for subsequent increases or decreases in the market value of such Investment.

         "Investment Grade Credit Rating" means, as of any date of determination, that at least 2 Rating Agencies have as of that date issued credit ratings for Borrower's long-term senior unsecured debt of
         (a) at least BBB- in the case of S&P, (b) at least Baa3 in the case of Moody's and (c) at least BBB- in the case of Fitch.

         "IRS" means the United States Internal Revenue Service.

         "ISP98" has the meaning set forth in Section 2.5(h).

         "Issuing Bank" means:

         (a) Bank of America or other Bank which is an issuer with respect to the Existing Letters of Credit; or

         (b) Bank of America or any Bank in its capacity as issuer in Letters of Credit hereunder.

         "Joint Venture" means any Person, other than a Subsidiary, (a) in which Borrower or any Subsidiary of Borrower holds an equity Investment which entitles Borrower or such Subsidiary to more than 10% of (i) the ordinary voting power for the election of the board of directors or other governing body of such Person or (ii) the partnership, membership or other ownership interest in such Person, and (b) which has at least one holder of its equity interests that is not an Affiliate of Borrower or any Subsidiary of Borrower. Notwithstanding the foregoing, for the purposes of Section 6.16, the term "Joint Venture" will not include any equity Investment in any Person if the dollar amount of that investment is less than $1,000,000, computed in accordance with Generally Accepted Accounting Principles consistently applied, but only to the extent that the aggregate dollar amount of such equity Investments is less than $25,000,000.

         "L/C Advance" means, with respect to each Bank, such Bank's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under a Letter of Credit which has not been reimbursed on the date required or refinanced as a Loan.

         "Land Parcels" means parcels of land located in the United States wholly-owned by Borrower or any Borrowing Base Subsidiary that are unencumbered by any Lien or Liens (other than Permitted Encumbrances).

         "Laws" means, collectively, all foreign, federal, state and local statutes, treaties, codes, ordinances, rules, regulations and controlling precedents of any Governmental Agency.

         "Letter of Credit" means any of the standby letters of credit issued by an Issuing Bank under the Commitment pursuant to Section 2.5, either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted. A Letter of Credit shall be a Financial Letter of Credit or a Performance Letter of Credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form, from time to time, that is in use by the Issuing Bank.

         "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing (other than an agreement which gives to a Person the right to become equally and ratably secured with any other Person to whom a Lien is granted on any item of Property) any conditional sale or other title retention agreement, any lease in the nature of a security interest, or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

         "Loan" means the aggregate of the Advances made at any one time by the Banks pursuant to Article II.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Letters of Credit, the Swing Line Documents, the Subsidiary Guaranty, any Loan Notice, any Swing Line Loan Notice, any Request for Letter of Credit, any Compliance Certificate, any Borrowing Base Certificate and any other instruments, documents or agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries or Affiliates to the Administrative Agent or any other Bank in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

         "Loan Notice" means a notice of (a) a request for a Loan, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans, which may be given by telephone and, if in writing, shall be substantially in the form of Exhibit D.

         "Loan Parties" means, collectively, the Borrower and each Guarantor Subsidiary.

         "Lots Under Development" means, as of any date of determination, Land Parcels that are being developed into Developed Lots or that are scheduled for the commencement of development into Developed Lots within 6 calendar months after the date of determination.

         "LTV Maintenance Agreement" means a guaranty or other agreement entered into by the Borrower or any of its Subsidiaries, for the benefit of the holder of any secured Indebtedness of a Person that is not the Borrower or any of its Subsidiaries, to maintain a specified loan-to-value ratio with respect to real Property that secures such Indebtedness.

         "LTV Maintenance Exposure" means, with respect to any LTV Maintenance Agreement, the amount equal to (a) the amount of the Indebtedness with respect to which the LTV Maintenance Agreement is delivered exceeds (b) the product of (i) the book value of the real Property securing such Indebtedness (or such lesser value as is provided in or determined under the agreements governing such Indebtedness) and (ii) a percentage equal to the loan-to-value ratio (stated as a fraction) that the Borrower or any of its Subsidiaries agrees to maintain under the applicable LTV Maintenance Agreement; provided that if the Borrower and its Subsidiaries are liable severally but not jointly and severally with one or more other obligors under the LTV Maintenance Agreement, the amount of the Contingent Guaranty Obligation in respect of such LTV Maintenance Agreement shall be the product of (x) the amount determined as set forth above and (y) the maximum percentage of the aggregate liability under such LTV Maintenance Agreement with respect to which the Borrower and its Subsidiaries are liable ; provided further, that if the LTV Maintenance Exposure with respect to a LTV Maintenance Agreement is less than zero, the LTV Maintenance Exposure for that LTV Maintenance Agreement shall be deemed to be zero.

         "Material Adverse Effect" means any circumstance or event, or any set of circumstances or events which, individually or when aggregated with any other circumstances or events, (a) has or is reasonably likely to have any material adverse effect upon the validity or enforceability of any Loan Document, (b) is or is reasonably likely to be material and adverse to the condition (financial or otherwise) or operations of Borrower and its Subsidiaries, taken as a whole, or (c) materially impairs or is reasonably likely to materially impair the ability of Borrower and its Subsidiaries, taken as a whole, to perform the Obligations.

         "Material Amount of Assets" means, as of any date of determination, more than 10% of the consolidated total assets (other than assets of Financial Subsidiaries) of Borrower and its Subsidiaries as of such date.

         "Maturity Date" means October 24, 2007.

         "Model Homes" means housing Units which have been completed, furnished and landscaped and are used in the marketing efforts with respect to a residential home community.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Mortgage Company" means KB Home Mortgage Company, an Illinois corporation and a wholly owned Financial Subsidiary of Borrower.

         "Mortgage Warehousing Agreements" means that certain Mortgage Loan Warehousing Agreement, dated as of June 30, 2003 by and among Mortgage Company, rateOne, the lenders from time to time party thereto, and Bank One, NA, as administrative agent for the lenders and that certain Master Loan and Security Agreement, dated as of May 13, 2002, by and among Mortgage Company, rateOne and UBS Warburg Real Estate Securities Inc., as amended by the First Amendment to Master Loan and Security Agreement, dated as of November 13, 2002, the Second Amendment to Master Loan and Security Agreement, dated as of May 12, 2003, the Third Amendment to Master Loan and Security Agreement, dated as of June 30, 2003, the Fourth Amendment to Master Loan and Security Agreement, dated as of July 31, 2003, and the Fifth Amendment to Master Loan and Security Agreement, dated as of October 6, 2003, as the foregoing may from time to time be amended, modified, refinanced or replaced, and substantially similar loan or credit agreements or arrangements entered into from time to time by Mortgage Company for loans to be used for the purpose of funding the origination of residential mortgage loans, secured by a pledge of such mortgage loans.

         "Multiemployer Plan" means any employee benefit plan of a type described in Section 4001(a)(3) of ERISA.

         "Net Realizable Value Adjustment" means the adjustment required pursuant to Generally Accepted Accounting Principles consistently applied (including FAS 121 issued by the Financial Accounting Standards Board) to reflect a decrease in the book value of assets below their historical costs.

         "Non-Recourse Indebtedness" means Indebtedness incurred in connection with the purchase or improvement of Property (a) that is secured solely by the Property purchased or improved, (b) with respect to which the holder of such Indebtedness has recourse only to such Property, and (c) that is otherwise non-recourse (whether by contract or under applicable
         Law) to any Person.

         "Note" means each promissory note made by Borrower to a Bank evidencing the Advances under that Bank's Pro Rata Share of the Commitment, substantially in the form of Exhibit E, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

         "Obligations" means all present and future obligations of every kind or nature of Borrower or any Party at any time and from time to time owed to the Administrative Agent or the Banks or any one or more of them under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues to the extent permitted by applicable Law after the commencement of any proceeding under any Debtor Relief Law by or against Borrower.

         "Officer's Certificate" means, when used with reference to any Person, a certificate signed by a Senior Officer of such Person.

         "Opinions of Counsel" means the favorable written legal opinions of (a) Munger, Tolles & Olson LLP, special counsel to Borrower and (b) Kimberly N. King, Vice President, Corporate Legal Affairs of Borrower, substantially in the form of Exhibits F-1 and F-2, respectively, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

         "Outstanding Amount" means:

         (a) with respect to Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans and Swing Line Loans, as the case may be, occurring on such date; and

         (b) with respect to any Letter of Credit Usage on any date, the amount of such Letter of Credit Usage on such date, after giving effect to the issuance, extension, expiry, renewal or increase of any Letter of Credits occurring on such date and any other changes in the aggregate amount of the Letter of Credit Usage as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Participant" has the meaning set forth in Section 11.8(d).

         "Party" means any Person other than the Banks or the Agents which now or hereafter is a party to any of the Loan Documents.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in ERISA) which is subject to Title IV of ERISA and which is maintained for employees of Borrower or any of its ERISA Affiliates.

         "Performance Letter of Credit" means any letter of credit issued by an issuer for the account of the Borrower or a Subsidiary that is not a Financial Letter of Credit.

         "Permitted Encumbrances" means:

         (a) inchoate Liens incident to construction or maintenance of real property; or Liens incident to construction or maintenance of real property now or hereafter filed of record for which adequate reserves have been set aside and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no material property is subject to a material risk of loss or forfeiture;

         (b) Liens for taxes and assessments on real property which are not yet past due; or Liens for taxes and assessments on real property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no material property is subject to a material risk of loss or forfeiture;

         (c) minor defects and irregularities in title to any real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

         (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, utilities, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting real property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such property for the purposes for which it is or may reasonably be expected to be held;

         (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of property affecting real property which in the aggregate do not materially burden or impair the fair market value or use of such property for the purposes for which it is or may reasonably be expected to be held;

         (f) rights reserved to or vested in any Governmental Agency to control or regulate the use of any real property;

         (g) any obligations or duties affecting any real property to any Governmental Agency with respect to any right, power, franchise, grant, license, or permit;

         (h) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of real property;

         (i) statutory Liens, including warehouseman's liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no material property is subject to a material risk of loss or forfeiture;

         (j) covenants, conditions, and restrictions affecting the use of real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

         (k) rights of tenants under leases and rental agreements covering real property entered into in the ordinary course of business of the Person owning such real property;

         (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

         (m) Liens consisting of pledges or deposits of property to secure performance in connection with operating leases made in the ordinary course of business to which the Borrower or a Subsidiary is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 25% of the annual fixed rentals payable under such lease;

         (n) Liens consisting of deposits of property to secure statutory obligations of the Borrower or a Subsidiary of Borrower in the ordinary course of its business; and

         (o) Liens consisting of deposits of property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower or a Subsidiary of Borrower is a party in the ordinary course of its business.

         "Permitted Right of Others" means a Right of Others consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance or (c) the reversionary interest of a landlord under a lease of Property.

         "Person" means an individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, estate, unincorporated organization, union, tribe, business association or firm, joint venture, Governmental Agency, or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Prior Loan Agreements" means the Prior Revolving Loan Agreement and the 2000 Term Loan Agreement.

         "Prior Revolving Loan Agreement" has the meaning set forth for that term in the recitals of the parties hereto.

         "Pro Rata Share" of a Bank, as pertains to the Commitment, means the applicable percentage set forth opposite the name of that Bank on
         Schedule 1.1 to this Agreement.

         "Projections" means the financial projections of Borrower delivered to the Banks and dated as of September 5, 2003.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Quarterly Payment Date" means December 31, 2003, and each March 31, June 30, September 30 and December 31 thereafter through and including the Maturity Date.

         "rateOne" means rateOne Home Loan, LLC, a Delaware limited liability company and a Subsidiary of Mortgage Company.

         "Rating Agencies" means S&P, Moody's and Fitch.

         "Register" has the meaning set forth in Section 11.8(c).

         "Regulation D" means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve System or any other regulation in substance substituted therefor.

         "Regulatory Development" means (a) any change in the Laws, (b) change in the application of any existing Laws or the interpretation thereof by any Governmental Agency or central bank or comparable authority (whether or not having the force of Law), or (c) compliance by any Bank with any request or directive (whether or not having the force of Law) of any Governmental Agency or central bank or comparable authority.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Letter of Credit" means a written request for the issuance of a Letter of Credit signed by a Responsible Official of Borrower, in a form reasonably designated from time to time by the Administrative Agent.

         "Required Banks" means, as of any date of determination, Banks having more than 66 2/3% of the Commitment or, if the commitment of each Bank to make Advances and the obligation of the Issuing Banks to issue Letters of Credit have been terminated or suspended, Banks holding in the aggregate more than 66 2/3% of the Total Outstandings (with the aggregate amount of each Bank's risk participation and funded participation in Letter of Credit Usage and Swing Line Loans being deemed "held" by such Bank for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Bank shall be excluded for purposes of making a determination of Required Banks.

         "Requirement of Law" means, as to any Person, any Law or any judgment, award, decree, writ or determination of, or any consent or similar agreement with, a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "Responsible Official" means (a) when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of that Person.

         "Right of Others" means, with respect to any Property in which a Person has an interest, (a) any legal or equitable claim or other interest (other than a Lien) in or with respect to that Property held by any other Person, and (b) any option or right held by any other Person to acquire any such claim or other interest (including a Lien).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

         "Securities" means any capital stock, share, voting trust certificate, bonds, debentures, notes or other evidences of indebtedness, limited partnership interests, or any warrant, option or other right to purchase or acquire any of the foregoing.

         "Senior Indebtedness" means, as of any date of determination, the aggregate amount of Indebtedness for borrowed money, and the aggregate amount of obligations under Financial

         Letters of Credit, of Borrower and Borrowing Base Subsidiaries that is not Subordinated Obligations and that is not Non-Recourse Indebtedness.

         "Senior Officer" means the (a) chief executive officer, (b) chief operating officer, (c) chief financial officer, (d) vice president and controller, (e) vice president, treasury, or (f) treasurer, in each case whatever the title nomenclature may be, of the Person designated.

         "Shareholders' Equity" means, as of any date of determination, shareholders' equity as of that date determined in accordance with Generally Accepted Accounting Principles consistently applied; provided that there shall be excluded from Shareholders' Equity any amount attributable to capital stock that is, directly or indirectly, required to be redeemed or repurchased by the issuer thereof prior to the date which is one year after the Maturity Date or upon the occurrence of specified events or at the election of the holder thereof.

         "Significant Subsidiary" means, as of the Closing Date, those Subsidiaries of Borrower identified as such in Schedule 4.4 and, as of any other date of determination, any Subsidiary of Borrower (other than a Joint Venture) with respect to which any of the following conditions is met:

         (a) the aggregate book value of all Investments of Borrower and its Subsidiaries in such Subsidiary exceeds 5% of the consolidated total assets (other than assets of Financial Subsidiaries) of Borrower and its Subsidiaries as of such date; or

         (b) the proportionate share of Borrower and its Subsidiaries in the total assets of such Subsidiary (after intercompany eliminations) exceeds 5% of the consolidated total assets (other than assets of Financial Subsidiaries) of Borrower and its Subsidiaries as of such date; or

         (c) the equity of Borrower and its Subsidiaries in the net income of such Subsidiary (before income taxes, extraordinary items and cumulative effect of a change in accounting principles) as of the end of the most recently ended fiscal year of such Subsidiary exceeds the greater of (i) an amount equal to 5% of the consolidated net income (other than net income of Financial Subsidiaries) of Borrower and its Subsidiaries (computed as aforesaid) as of the end of the most recent Fiscal Year ended prior to such date or (ii) $3,000,000.

         "Sole Lead Arranger and Sole Book Manager" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Solvent" means, as to any Person, that such Person (a) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's indebtedness and other obligations (including contingent debts), (b) is able to pay all of its indebtedness and other obligations as such indebtedness and other obligations mature and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         "Speculative Units" means Developed Lots having fully or partially constructed Units thereon (including, at a minimum, a completed foundation for any such Unit) that are not subject to bona fide contracts for the sale of such Units to a third party, excluding Developed Lots containing Units used as Model Homes.

         "Subordinated Notes" means (i) Borrower's 8 5/8% Senior Subordinated Notes due 2008, (ii) Borrower's 7 3/4% Senior Subordinated Notes due 2010 and (iii) Borrower's 9 1/2% Senior Subordinated Notes due 2011.

         "Subordinated Obligations" means, collectively, all obligations of Borrower or any of its Subsidiaries that (a) do not provide for any scheduled redemption on or before 30 days after the Maturity Date, (b) are expressly subordinated to the Obligations by a written instrument containing subordination and related provisions (including interest payment blockage, standstill and related provisions) not materially less favorable to the Banks in any respect whatsoever from those applicable to Borrower's Subordinated Notes (or such other subordination and related provisions as may be approved in writing by the Required Banks), (c) are subject to financial covenants not materially more burdensome to Borrower taken as a whole than those applicable to the Subordinated Notes, except such covenants as may be approved in writing by the Required Banks and (d) are subject to other covenants (other than the covenant to pay interest) and events of default which in the aggregate are not materially more burdensome to Borrower than those applicable to the Subordinated Notes, except such covenants or events of default as may be approved in writing by the Required Banks.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or joint venture whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which securities having a majority of the ordinary voting power for the election of the board of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person or one or more Subsidiaries of such Person; or (b) in the case of a partnership, joint venture or other business entity, in which such Person or a Subsidiary of such Person is a general partner.

         "Subsidiary Guaranty" means the guaranty of the Indebtedness of Borrower under this Agreement executed by each Guarantor Subsidiary of Borrower substantially in the form of Exhibit G, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

         "Swing Line" means the revolving line of credit established by the Swing Line Bank in favor of Borrower pursuant to Section 2.4.

         "Swing Line Bank" means Bank of America or any successor swing line lender hereunder.

         "Swing Line Documents" means the promissory note and any other documents executed by Borrower in favor of the Swing Line Bank in connection with the Swing Line.

         "Swing Line Loan Notice" means a notice of a request for a Swing Line Loan, which may be given by telephone and, if in writing, shall be substantially in the form of Exhibit H.

         "Swing Line Loans" means loans made by the Swing Line Bank to Borrower pursuant to Section 2.4.

         "Swing Line Maturity Date" means the date 10 days following the date of disbursement of a Swing Line Loan or, if such day is not a Business Day, the next Business Day.

         "Swing Line Outstandings " means, as of any date of determination, the aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

         "Termination Event" means (a) a "reportable event" as defined in
         Section 4043 of ERISA (other than a "reportable event" that is not subject to the provision for 30 day notice to the PBGC), (b) the withdrawal of Borrower or any of its ERISA Affiliates from a Pension Plan during any plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination thereof pursuant to Section 4041 of ERISA, other than pursuant to Section 4041(b) of ERISA, (d) the institution of proceedings to terminate a Pension Plan by the PBGC or
         (e) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

         "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that such representation, warranty or statement is a representation, warranty or statement that
         (a) the Person making it has no actual knowledge of the inaccuracy of the matters therein stated and (b) assuming the exercise by the Person making it of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person would have done under similar circumstances), the Person making it would have no actual knowledge of the inaccuracy of the matters therein stated. Where the Person making the representation, warranty or statement is not a natural Person, the aforesaid actual or constructive knowledge shall be that of any Senior Officer of that Person.

         "Total Outstandings " means the aggregate Outstanding Amount of all Loans (including Swing Line Loans) and all Letter of Credit Usage.

         "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "Unit " means a residential housing unit available for sale located in the United States.

         "Unreimbursed Amount" has the meaning set forth in Section 2.5(c)(i).

         "Unrestricted Cash" means, as of any date of determination, the Cash and Cash Equivalents of Borrower and its Borrowing Base Subsidiaries to the extent that such Cash and Cash Equivalents are free and clear of all Liens and Rights of Others and are not subject to any restriction pursuant to any Contractual Obligations.

         "Voting Stock" means, with respect to any Person, the capital stock of such Person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

1.2 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles consistently applied, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the financial covenants contained in Sections 6.9, 6.10, 6.11, 6.15 or 6.16 would then be calculated in a different manner or with different components or would render the same not meaningful criteria for evaluating Borrower's financial condition,
         (a) Borrower and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Borrower shall be deemed to be in compliance with the financial covenants contained in such Sections during the 90 day period following such change in Generally Accepted Accounting Principles if and to the extent that Borrower would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change. In the event that the Borrower changes its Fiscal Year during the term of this Agreement, Borrower and the Banks agree to amend this Agreement and the other Loan Documents in such respects as are necessary to conform the definitions, the financial covenants, the reporting requirements and the other provisions thereof to fairly reflect such change in the Borrower's Fiscal Year.

1.3 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

1.4 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

         (c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

         (d)      The term "including" is by way of example and not limitation.

         (e)      The term "or" is not exclusive.

         (f) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

         (g) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified, or amended, are incorporated herein by reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

1.6 References to "Borrower and its Subsidiaries". Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

1.7 Time of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.8 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II
                          LOANS AND LETTERS OF CREDIT

2.1      Loans-General.

         (a) Subject to the terms and conditions set forth in this Agreement (including Section 8.2), at any time and from time to time from the Closing Date through the Business Day immediately preceding the Maturity Date, each Bank shall, pro rata according to that Bank's Pro Rata Share of the Commitment then in effect, make Advances to Borrower under the Commitment in such amounts as Borrower may request; provided that after giving effect to such Advance, the Total Outstandings shall not exceed the Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under this Section 2.1(a) without premium or penalty. In no event shall the Banks be obligated to make Loans to the Borrower at any time if, after giving effect to such Loans, the provisions of Section 6.17 would be violated.

         (b)      [Intentionally Omitted]

         (c) Subject to the next sentence and to Sections 2.4(e) and 2.5(c), each Loan shall be made pursuant to Borrower's irrevocable Loan Notice to the Administrative Agent, which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan and (iv) in the case of a Eurodollar Rate Loan, Interest Period for such Loan. Each telephonic Loan Notice by the Borrower pursuant to this
                  Section 2.1(c) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Official of the Borrower.

         (d) Promptly following receipt of a Loan Notice, the Administrative Agent shall notify each Bank by telephone, telecopier or telex of the date and type of the Loan, the applicable Interest Period in the case of a Eurodollar Rate Loan, and that Bank's Pro Rata Share of the Loan. Not later than 12:00 noon, Los Angeles time, on the date specified for any Loan, each Bank shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon fulfillment of the applicable conditions set forth in Article VIII, all Advances shall be credited in immediately available funds to the Designated Deposit Account.

         (e) The principal amount of each Loan shall be an integral multiple of $1,000,000 and shall be in an amount not less than
                  (i) $1,000,000 if such Loan is a Base Rate Loan and (ii) $5,000,000 if such Loan is a Eurodollar Rate Loan.

         (f) A Loan Notice shall be irrevocable upon the Administrative Agent's first notification thereof. The obligation of each Bank to make any Advance is several, and not joint or joint and several, and is not conditioned upon the performance by any other Bank of its obligation to make Advances. The failure by any Bank to perform its obligation to make any Advance will not increase the obligation of any other Bank to make Advances.

         (g) Borrower may redesignate a Base Rate Loan as a Eurodollar Rate Loan, or a Eurodollar Rate Loan as a Base Rate Loan or a Eurodollar Rate Loan with a new Interest Period, by delivering a Loan Notice to the Administrative Agent, within the time periods and pursuant to the conditions set forth in Section 2.1(c), 2.2 or 2.3, as applicable, and elsewhere in this Agreement. If no Loan Notice has been made prior to the last day of the Interest Period for an outstanding Eurodollar Rate Loan within the requisite notice periods set forth in Section 2.3, then Borrower shall be deemed to have requested that such Eurodollar Rate Loan be redesignated as a Base Rate Loan.

         (h) The Advances made by each Bank under this Section 2.1 shall be evidenced by that Bank's Note.

2.2 Base Rate Loans. Each request by Borrower for a Base Rate Loan shall be made pursuant to a Loan Notice received by the Administrative Agent, at the Administrative Agent's Office, not later than 10:00 a.m., Los Angeles time, on the Business Day on which the requested Base Rate Loan is to be made. The Administrative Agent shall notify each Bank of a request for a Base Rate Loan as soon as practicable after receipt of the same. All Loans shall constitute Base Rate Loans unless properly designated as Eurodollar Rate Loans pursuant to Section 2.3.

2.3      Eurodollar Rate Loans.

         (a) Each request by Borrower for a Eurodollar Rate Loan shall be made pursuant to a Loan Notice received by the Administrative Agent, at the Administrative Agent's Office, not later than 10:00 a.m., Los Angeles time, at least 3 Business Days before the first day of the applicable Interest Period, provided that such advance notice period may be reduced by the Administrative Agent in its discretion with respect to any Eurodollar Rate Loan made on the Closing Date. The Administrative Agent shall notify each Bank of a request for a Eurodollar Rate Loan as soon as practicable after receipt of the same.

         (b) At or about 10:00 a.m., Los Angeles time, 2 Business Days before the first day of the applicable Interest Period, the Administrative Agent shall determine the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Banks by telephone, telecopier or, in the case of Banks, telex.

         (c) No more than 10 Eurodollar Rate Loans may be outstanding at any particular time.

         (d) Unless the Required Banks otherwise consent, no Eurodollar Rate Loan may be requested during the continuance of an Event of Default.

2.4      Swing Line.

         (a) The Swing Line Bank shall from time to time through the day prior to the Maturity Date make Swing Line Loans to Borrower in such amounts as Borrower may request, provided that (i) giving effect to such Swing Line Loan, the Swing Line Outstandings do not exceed $50,000,000, (ii) the conditions to an Advance specified in Article VIII have been satisfied (other than delivery of a Loan Notice), (iii) without the consent of all of the Banks, no Swing Line Loan may be made during the continuation of an Event of Default, (iv) the Swing Line Bank has not given at least 24 hours prior notice to Borrower that availability under the Swing Line is suspended or terminated, (v) after giving effect to such Swing Line Loan, the Total Outstandings shall not exceed the Commitment and (vi) in no event shall the Swing Line Bank be obligated to make a Swing Line Loan to Borrower if, after giving effect to such Swing Line Loan, the provisions of Section 6.17 would be violated. Borrower may borrow, repay and reborrow under this
                  Section 2.4. Unless notified to the contrary by the Swing Line Bank, borrowings under the Swing Line shall be made in amounts which are integral multiples of $100,000. Unless notified to the contrary by the Swing Line Bank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. A Swing Line Loan may, at any time and from time to time, voluntarily be prepaid at the election of Borrower in whole or in part without premium or penalty. Each Swing Line Loan shall be made pursuant to Borrower's irrevocable Swing Line Loan Notice to the Administrative Agent at the Administrative Agent's Office not later than 4:00 p.m. Los Angeles time on the day the requested Swing Line Loan is to be made. Each telephonic Swing Line Loan Notice by the Borrower pursuant to this Section 2.4(a) must be confirmed promptly by delivery to the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Official of the Borrower.

         (b) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the sum of the Applicable Federal Funds Rate plus the Applicable Eurodollar Rate Spread plus 0.15%, payable on the dates principal is due and in any event on the Maturity Date. The Swing Line Bank shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Bank (or, if applicable, for the account of the Banks funding such Swing Line Loans pursuant to Section 2.4(d)).

         (c) Each Swing Line Loan shall be payable on the applicable Swing Line Maturity Date and in any event on the Maturity Date.

         (d) Upon the making of a Swing Line Loan, each Bank shall be deemed to have purchased from the Swing Line Bank a participation therein in an amount equal to that Bank's Pro Rata Share of the Commitment times the amount of the Swing Line Loan. Upon demand made by the Swing Line Bank, each Bank shall, according to its Pro Rata Share of the Commitment, promptly provide to the Swing Line Bank its purchase price therefor in an amount equal to its participation therein. The obligation of each Bank to so provide its purchase price to the Swing Line Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

         (e) In the event that any Swing Line Outstandings have not been repaid by the applicable Swing Line Maturity Date, then on the next Business Day (unless Borrower has made other arrangements acceptable to the Swing Line Bank to repay the Swing Line Outstandings), Borrower shall request a Base Rate Loan under the Commitment pursuant to Section 2.2 in an amount complying with Section 2.1(e) and sufficient to repay the Swing Line Outstandings. The Administrative Agent shall automatically provide such amount to the Swing Line Bank (which the Swing Line Bank shall then apply to the Swing Line Outstandings or, if applicable, pay such amount ratably to such Banks as have funded their purchase of a participation pursuant to Section 2.4(d) in accordance with their Pro Rata Shares) and credit any balance of the Loan in immediately available funds to the Designated Deposit Account. In the event that Borrower fails to request a Base Rate Loan under the Commitment within the time specified by Section 2.2 on any such Swing Line Maturity Date, the Administrative Agent may, but is not required to, without notice to or the consent of Borrower, cause Base Rate Advances to be made by the Banks under the Commitment in the amount necessary to comply with Section 2.1(e) and sufficient to repay the Swing Line Outstandings and, for this purpose, the conditions precedent set forth in Section 8.2 shall not apply. The proceeds of such Advances shall be paid to the Swing Line Bank for application to the Swing Line Outstandings, with any balance credited in immediately available funds to the Designated Deposit Account.

2.5      Letters of Credit.

         (a) Letter of Credit Commitment. Subject to the terms and conditions of this Agreement (including Section 8.3), Borrower may request from time to time during the period from the Closing Date through the day 30 days prior to the Maturity Date (unless the Issuing Bank otherwise agrees to a later date prior to the Maturity Date) that the Issuing Bank, in reliance upon the agreements of the other Banks set forth in this
                  Section 2.5, issue Letters of Credit for the account of Borrower, and the Issuing Bank agrees to issue for the account of Borrower one or more Letters of Credit and to amend Letters of Credit previously issued by it in accordance with Section 2.5(b), provided that (i) Borrower shall not request that the Issuing Bank issue any Letter of Credit if, after giving effect to such issuance, the Total Outstandings exceeds the Commitment, (ii) Borrower shall not request that the Issuing Bank issue any Letter of Credit if, after giving effect to such issuance, Borrower would not be in compliance with
                  Section 6.17, (iii) Borrower shall not request that the Issuing Bank issue any Letter of Credit having an expiration date after the Maturity Date and (iv) the Borrower shall not request that the Issuing Bank issue any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $300,000,000 or any limit established by Law after the Closing Date on the Issuing Bank's ability to issue the requested Letter of Credit at any time. Notwithstanding the foregoing, the Issuing Bank shall not be obligated to issue a Letter of Credit if, (A) on or prior to the Business Day immediately preceding the issuance thereof any Bank has notified the Issuing Bank in writing that the conditions set forth in Section 8.3 have not been satisfied with respect to the issuance of such Letter of Credit, (B) any order, judgment or decree of any Governmental Agency or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Agency with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it,
                  (C) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank, (D) the expiry date of such requested Letter of Credit would occur after the Maturity Date, unless all of the Banks have approved such expiry date or (E) after issuing such Letter of Credit the provisions of
                  Section 6.17 would be violated.

         (b)      Procedures for Issuance and Amendment of Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Official of the Borrower. Such Letter of Credit Application must be received by the Issuing Bank and the Administrative Agent not later than 1:00 p.m., Los Angeles time, at least 3 Business Days (or such later date and time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Bank may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Bank (w) the Letter of Credit to be amended;
                           (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as the Issuing Bank may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Upon receipt by the Issuing Bank of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Bank's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Bank's Pro Rata Share times the amount of such Letter of Credit.

                  (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also (x) deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment and (y) notify the Borrower and the Administrative Agent of any return, surrender or cancellation of any Letter of Credit.

         (c)      Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall promptly notify the Borrower and the Administrative Agent thereof and of the date the Issuing Bank proposes to pay such drawing. The Borrower shall reimburse the Issuing Bank through the Administrative Agent in an amount equal to the amount of any payment by the Issuing Bank under a Letter of Credit, which reimbursement shall be made, (x) if the Issuing Bank notifies the Borrower and the Administrative Agent of such payment before 2:00 p.m. Los Angeles time on the Business Day immediately preceding the date of such payment (the date of such payment being, the "Honor Date"), then on the Honor Date, or (y) if the Issuing Bank notifies the Borrower and the Administrative Agent after 2:00 p.m. Los Angeles time on the Business Day immediately preceding the Honor Date or any Business Day thereafter, then on the Business Day immediately following such notice

                           (with any notice received on or after 2:00 p.m. Los Angeles time on any day deemed to be received before 2:00 p.m. Los Angeles time on the next Business Day). If the Borrower fails to so reimburse the Issuing Bank by such date, the Administrative Agent shall promptly notify each Bank of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Bank's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Base Rate Loan in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in
                           Section 2.1(e) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 8.2 (other than the delivery of a Loan Notice). Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section 2.5(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Bank (including the Bank acting as Issuing Bank) shall upon any notice pursuant to Section 2.5(c)(i) make funds available to the Administrative Agent for the account of the Issuing Bank at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (provided that the Administrative Agent gives notice on or prior to 11:00 a.m. on such Business Day), whereupon, subject to the provisions of Section 2.5(c)(iii), each Bank that so makes funds available shall be deemed to have made an Advance to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Bank.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Base Rate Loan because the conditions set forth in Section 8.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Bank's payment to the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.5(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 2.5.

                  (iv) Until each Bank funds its Advance or L/C Advance pursuant to this Section 2.5(c) to reimburse the Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Bank's Pro Rata Share of such amount shall be solely for the account of the Issuing Bank.

                  (v) Each Bank's obligation to make Advances or L/C Advances to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.5(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Advances pursuant to this Section 2.5(c) is subject to the conditions set forth in Section 8.2 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Bank fails to make available to the Administrative Agent for the account of the Issuing Bank any amount required to be paid by such Bank pursuant to the foregoing provisions of this Section 2.5(c) by the time specified in Section 2.5(c)(ii), the Issuing Bank shall be entitled to recover from such Bank (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Bank at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Issuing Bank submitted to any Bank (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d)      Repayment of Participations.

                  (i) At any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any Bank such Bank's L/C Advance in respect of such payment in accordance with Section 2.5(c), if the Administrative Agent receives for the account of the Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Bank its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the Issuing Bank pursuant to
                           Section 2.5(c)(i) is required to be returned under any of the circumstances described in Section 11.24 (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Bank shall pay to the Administrative Agent for the account of the Issuing Bank its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Bank, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Bank for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances (except as otherwise provided in clauses (ii) through (v) below), including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction, except for payment with respect to a Letter of Credit when such payment violates the terms of ISP98;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect (so long as payment under such Letter of Credit would otherwise be permitted under the terms of ISP98) or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit (except if such payment violates the terms of ISP98); or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower (except for payment by an Issuing Bank (or any other applicable "issuer" within the meaning of ISP98) with respect to a Letter of Credit that violates the terms of ISP98).

                  The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will promptly notify the Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

         (f) Role of Issuing Bank. Each Bank and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Bank, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for
                  (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks or the Required Banks, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Bank, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.5(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Issuing Bank (and any other applicable "issuer" within the meaning of ISP98), and the Issuing Bank (or such issuer) may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's (or such issuer's) willful misconduct or gross negligence or the Issuing Bank's (or such issuer's) failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit or for payment with respect to a Letter of Credit by an Issuing Bank (or such issuer) when such payment violates the terms of ISP98. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g)      Cash Collateral. Upon the request of the Administrative Agent,
                  (i) if the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) if, as of the Maturity Date or acceleration pursuant to Section 9.2(a)(ii), any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn or (iii) if any amount remains available to be drawn under any Letter of Credit by reason of the operation of Section 3.14 of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance), the Borrower shall immediately Cash Collateralize the then outstanding amount of the Letter of Credit Usage (in an amount equal to such outstanding amount determined as of the date of such L/C Borrowing or the Maturity Date, as the case may be). For purposes hereof, "Cash Collateralize " means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank and the Banks, as collateral for the then outstanding amount of the Letter of Credit Usage, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Banks, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in a blocked, non-interest bearing deposit account at Bank of America.

         (h) Applicability of ISP98. The rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) ("ISP98") shall apply to each Letter of Credit, except as provided in
                  Section 2.5(l) below.

         (i) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         (j)      Letter of Credit Fees.

                  (i) Borrower shall pay to Administrative Agent for the account of the Banks a letter of credit fee payable to the Banks in accordance with their Pro Rata Shares with respect to each Letter of Credit issued or renewed equal to the Applicable Letter of Credit Fee times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fee shall accrue and be computed on a quarterly basis in arrears, and shall be due and payable on the Quarterly Payment Date, commencing with the first such date to occur after the issuance of such Letter of Credit and on the Maturity Date.

                  (ii) Borrower shall pay directly to the applicable Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued or renewed by such Issuing Bank equal to 0.125% per annum times the daily maximum amount which is available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such fronting fee shall accrue and be computed on a quarterly basis in arrears, and shall be due and payable on the Quarterly Payment Date, commencing with the first such date to occur after the issuance of such Letter of Credit and on the expiry date of such Letter of Credit. In addition, Borrower shall pay directly to the applicable Issuing Bank for its own account the customary issuance, presentation, amendment, and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) Number of Issuing Banks/Reports to the Administrative Agent. In addition to Bank of America, Borrower may, with the consent of the Administrative Agent (and the consent of any Bank requested to be an Issuing Bank), designate up to 3 additional Issuing Banks, each of which must be Banks, for the purposes of this Agreement; provided that there shall not be more than 4 Issuing Banks hereunder at any time. Each Issuing Bank shall, no later than the 3rd Business Day following the last day of each month, provide to Administrative Agent a report in form and substance reasonably satisfactory to Administrative Agent, showing the date of issuance or amendment of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit issued or amended during such month. Upon request of any Bank, the Administrative Agent shall forward copies of such reports to such Bank.

         (l) Existing Letters of Credit. For an Existing Letter of Credit, references to "ISP98" in this Agreement will be deemed to mean references to UCP500, if such Existing Letter of Credit is governed by UCP500.

2.6 Reduction of Commitment. Borrower shall have the right, at any time and from time to time, without penalty or charge, upon at least 5 Business Days prior written notice voluntarily to reduce or terminate permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000 (unless all of the unused Commitment is being terminated), all or a portion of the unused Commitment. Borrower shall pay to the Administrative Agent on the date of such termination all unpaid commitment fees which have accrued to such date in respect of the terminated portion of the Commitment.

2.7      [Intentionally Omitted]

2.8      Borrowing Base.

         (a) Reporting of Borrowing Base. Within 45 days after the end of each Fiscal Quarter, and within 30 days after Borrower loses an Investment Grade Credit Rating, the Borrower shall provide the Administrative Agent with a Borrowing Base Certificate in a form satisfactory to the Administrative Agent showing the Borrower's calculations of the components of the Borrowing Base as of the end of the last Fiscal Quarter and such data supporting such calculations per Exhibit B or in another form as the Administrative Agent may reasonably require; provided that Borrower shall have no obligation to provide a Borrowing Base Certificate to Administrative Agent at any time at which Borrower holds an Investment Grade Credit Rating. Any change in the Borrowing Base shall be effective upon receipt of a Borrowing Base Certificate.

         (b) Amount of Borrowing Base. As used in this Agreement, the term "Borrowing Base" means a Dollar amount equal to the sum of the following:

                  (i) Escrow Receivables. 90% of the aggregate GAAP Value of Escrow Receivables; plus

                  (ii) Developed Lots. 65% of the aggregate GAAP Value of Developed Lots; plus

                  (iii) Lots Under Development. 65% of the aggregate GAAP Value of Lots Under Development; plus

                  (iv) Construction Costs. 85% of the aggregate GAAP Value of Construction Costs; plus

                  (v) Unrestricted Cash. 100% of Unrestricted Cash in excess of $15,000,000;

                  provided, however, that the aggregate of the amounts set forth in clauses (ii) and (iii) shall be less than 50% of the Borrowing Base.

                                   ARTICLE III
                               PAYMENTS AND FEES

3.1      Principal and Interest.

         (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date of such Advance until payment in full and shall accrue and be payable at the rates set forth herein, to the extent permitted by applicable Laws, before and after default, before and after maturity, before and after any judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest to bear interest at the Default Rate.

         (b) Interest accrued on each Base Rate Loan shall be due and payable on the last day of each calendar month. Except as otherwise provided in Section 3.7, the unpaid principal amount of any Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the sum of the Base Rate plus the Applicable Base Rate Spread.

         (c) Interest accrued on each Eurodollar Rate Loan shall be due and payable on the last day of each calendar month. Except as otherwise provided in Section 3.7, the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the sum of the Eurodollar Rate for that Eurodollar Rate Loan plus the Applicable Eurodollar Rate Spread.

         (d) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                  (i) the principal Indebtedness evidenced by the Notes shall be payable within one Business Day in Cash to the extent that the Total Outstandings exceeds at any time the Commitment as then in effect; and

                  (ii) the principal Indebtedness evidenced by the Notes shall in any event be immediately payable in Cash on the Maturity Date.

         (e) The Notes may, at any time and from time to time, voluntarily be prepaid at the election of Borrower in whole or in part without premium or penalty; provided that: (i) any partial prepayment shall be in integral multiples of $1,000,000, (ii) any partial prepayment shall be in an amount not less than $1,000,000 on a Base Rate Loan, and not less than $5,000,000 on a Eurodollar Rate Loan, (iii) the Administrative Agent must have received written notice (or telephonic notice confirmed promptly in writing) of any prepayment at least 3 Business Days before the date of prepayment in the case of a Eurodollar Rate Loan and by 10:00 a.m., Los Angeles time, on the date of prepayment in the case of a Base Rate Loan, (iv) each prepayment of principal, except for partial prepayments on Base Rate Loans, shall be accompanied by prepayment of interest accrued to the date of payment on the amount of principal paid and (v) in the case of any prepayment of any Eurodollar Rate Loan, Borrower shall promptly upon demand reimburse each Bank for any loss or cost directly or indirectly resulting from the prepayment, determined as set forth in Section 3.6.

         (f)      Change in Control.

                  (i) If a Change in Control shall have occurred, at the option of the Required Banks, Borrower shall repay in Cash the entire principal Indebtedness evidenced by the Notes, together with interest thereon and all other amounts due in connection with the Notes and this Agreement, and deliver to the Administrative Agent an amount equal to the Letter of Credit Usage then outstanding, to be held as cash collateral as provided in Section 9.2(c) (the "Change in Control Repayment"), on the date that is no more than 27 Business Days after the occurrence of the Change in Control (the "Change in Control Payment Date"), subject to receipt by Borrower of a Change in Control Payment Notice as set forth in Section 3.1(f)(iii). On the Change in Control Payment Date, the Commitment shall automatically terminate.

                  (ii) Within 15 Business Days after the occurrence of a Change in Control, Borrower shall provide written notice of the Change in Control to the Administrative Agent and each Bank. The notice shall state:

                           (A) the events causing a Change in Control and the date of such Change in Control;

                           (B) the date by which the Change in Control Payment Notice (as defined in Section 3.1(f)(iii)) must be given; and

                           (C)      the Change in Control Payment Date.

                  (iii) At the direction of the Required Banks, the Administrative Agent shall, on behalf of the Banks, exercise the rights specified in Section 3.1(f)(i) by delivery of a written notice (a "Change in Control Payment Notice") to Borrower at any time prior to or on the Change in Control Payment Date, stating that the Notes shall be prepaid and cash collateral shall be provided for the Letter of Credit Usage on the Change in Control Payment Date. On the Change in Control Payment Date, Borrower shall make the Change in Control Repayment to the Administrative Agent for the benefit of the Banks, and the Commitment shall terminate.

3.2 Commitment Fee. From the Closing Date until the Maturity Date, Borrower shall pay to the Administrative Agent, for the account of each Bank, pro rata according to that Bank's Pro Rata Share of the Commitment, a commitment fee equal to the Applicable Commitment Fee Rate per annum in effect from time to time times the average daily amount by which the Commitment exceeds the aggregate outstanding principal of the Loans evidenced by the Notes plus the Letter of Credit Usage plus the Swing Line Outstandings. This commitment fee shall accrue daily and be payable in arrears with respect to each calendar quarter on the Quarterly Payment Date falling at the end of such calendar quarter. The Administrative Agent shall calculate the commitment fee and the amount thereof allocable to each Bank according to that Bank's Pro Rata Share of the Commitment and shall notify Borrower in writing of such amounts.

3.3 Other Fees. Borrower shall pay to Bank of America such other fees in such amounts and at such times as heretofore agreed upon by letter agreement between Borrower and Bank of America.

3.4      [Intentionally Omitted].

3.5      Capital Adequacy.

         (a) If any Bank (an "Affected Bank") determines that compliance with any Law or regulation or with any guideline or request from any central bank or other Governmental Agency (whether or not having the force of Law) enacted or issued after the Closing Date relating to the capital adequacy of banks or corporations in control of banks has or would have the effect of reducing the rate of return on the capital of such Affected Bank or any corporation controlling such Affected Bank as a consequence of, or with reference to, such Affected Bank's Pro Rata Share of the Commitment below the rate which the Bank or such other corporation could have achieved but for such compliance (taking into account the policies of such Bank or corporation with regard to capital adequacy), then Borrower shall from time to time, upon demand by such Affected Bank in accordance with this Section 3.5 (with a copy of such demand to the Administrative Agent), within 15 days after demand pay to such Affected Bank additional amounts sufficient to compensate such Affected Bank or other corporation for such reduction.

         (b) An Affected Bank may not seek compensation under Section 3.5(a) unless the demand for such compensation is delivered to Borrower within 6 months following the date of enactment or issuance of the Law, regulation, guideline or request giving rise to such demand for compensation.

         (c) A certificate as to any amounts for which an Affected Bank is seeking compensation under Section 3.5(a), submitted to Borrower and the Administrative Agent by such Affected Bank, shall be conclusive and binding for all purposes, absent manifest error. Each Affected Bank shall calculate such amounts in a manner which is consistent with the manner in which it makes calculations for comparable claims with respect to similarly situated borrowers from such Affected Bank, will not allocate to Borrower a proportionately greater amount of such compensation than it allocates to each of its other commitments to lend or other loans with respect to which it is entitled to demand comparable compensation, and will not include amounts already factored into the rates of interest or fees already provided for herein. Each Bank agrees promptly to notify Borrower and the Administrative Agent of any circumstances that would cause Borrower to pay additional amounts pursuant to this Section, provided that the failure to give such notice shall not affect Borrower's obligation to pay such additional amounts hereunder.

         (d) Without limiting its obligation to reimburse an Affected Bank for compensation theretofore claimed by an Affected Bank pursuant to Section 3.5(a), Borrower may, within 60 days following any demand by an Affected Bank, request that one or more Persons that are Eligible Assignees and that are acceptable to Borrower and approved by the Administrative Agent (which approval shall not be unreasonably withheld) purchase all (but not part) of the Affected Bank's then outstanding Advances, its Note and its participation interest in outstanding Letters of Credit, and assume its Pro Rata Share of the Commitment and its obligations hereunder. If one or more such Banks or banks so agree in writing (each, an "Assuming Bank" and collectively, the "Assuming Banks"), the Affected Bank shall assign its Pro Rata Share of the Commitment, together with the Indebtedness then evidenced by its Note and its participation interest in outstanding Letters of Credit, to the Assuming Bank or Assuming Banks in accordance with Section 11.8. On the date of any such assignment, the Affected Bank which is being so replaced shall cease to be a "Bank" for all purposes of this Agreement and shall receive (x) from the Assuming Bank or Assuming Banks the principal amount of its Advances then outstanding and (y) from Borrower all interest and fees accrued and then unpaid with respect to such Advances, together with any other amounts accrued or then payable to such Bank by Borrower. In the event the Affected Bank is also an Issuing Bank, then the Assuming Bank shall become an Issuing Bank for all purposes of this Agreement and shall either (at the Affected Bank's election, subject to the approval of Borrower, the Administrative Agent and the Assuming Bank (which approvals shall not be unreasonably withheld) and, in the case of clause (i) below, the approval of the applicable Letter of Credit beneficiaries)
                  (i) issue new letters of credit to replace the outstanding Letters of Credit issued by the Affected Bank, or (ii) issue new letters of credit to the Affected Bank in support of the outstanding Letters of Credit issued by the Affected Bank, whereupon such outstanding Letters of Credit shall no longer be considered "Letters of Credit" under this Agreement, and such new letters of credit shall be considered Letters of Credit for all purposes of this Agreement (including the participation therein by the other Banks pursuant to Section 2.5).

3.6      Eurodollar Fees and Costs.

         (a) If the occurrence of any Regulatory Development after the Closing Date:

                  (i) shall subject any Bank or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Advance or its obligation to make Eurodollar Advances, or shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Advance or any other amounts due under this Agreement in respect of any Eurodollar Advance or its obligation to make Eurodollar Advances (except for changes in any tax on the overall net income, gross income or gross receipts of such Bank or its Eurodollar Lending Office);

                  (ii) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirements (excluding any such requirement included in any applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank or its Eurodollar Lending Office; or

                  (iii) shall impose on any Bank or its Eurodollar Lending Office or the London interbank eurodollar market any other condition affecting any Eurodollar Advance or its obligation to make Eurodollar Advances, or shall otherwise affect any of the same;

                  and the result of any of the foregoing, as determined by such Bank, increases the cost to such Bank or its Eurodollar Lending Office of making or maintaining any Eurodollar Advance or in respect of any Eurodollar Advance or its obligation to make Eurodollar Advances or reduces the amount of any sum received or receivable by such Bank or its Eurodollar Lending Office with respect to any Eurodollar Advance or its obligation to make Eurodollar Advances (assuming such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Advance in the London interbank eurodollar market), then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction (determined as though such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Advance in the London interbank eurodollar market); provided that Borrower shall not be liable to any Bank for any such increased cost or reduction pursuant to this Section in respect of any period which is more than 6 months prior to such Bank's demand for such compensation. A statement of any Bank claiming compensation under this subsection and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Each Bank agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge which will entitle such Bank to compensation pursuant to this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the judgment of such Bank, otherwise be disadvantageous to such Bank. If any Bank claims compensation under this Section, Borrower may at any time, upon at least 4 Business Days' prior notice to the Administrative Agent and such Bank and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by Section 3.6(d), pay in full the affected Eurodollar Advances of such Bank or request that such Eurodollar Advances be converted to Base Rate Advances.

         (b) If after the Closing Date the occurrence of any Regulatory Development shall, in the opinion of any Bank, make it unlawful or impossible for such Bank or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or to take deposits of, dollars in the London interbank eurodollar market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Bank shall so notify the Administrative Agent, then such Bank's obligation to make Eurodollar Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Banks and Borrower. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Upon receipt of such notice, the outstanding principal amount of such Bank's Eurodollar Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances with Interest Periods corresponding to the Eurodollar Rate Loans of which such Eurodollar Advances were a part on either (1) the last day of the Interest Period(s) applicable to such Eurodollar Advances if such Bank may lawfully continue to maintain and fund such Eurodollar Advances to such day(s) or (2) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Advances to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 3.6(d). In the event that any Bank is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar Rate Loan, such Bank shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance.

         (c)      If, with respect to any proposed Eurodollar Rate Loan:

                  (i) the Administrative Agent reasonably determines that, by reason of circumstances affecting the London interbank eurodollar market generally that are beyond the reasonable control of the Banks, deposits in dollars (in the applicable amounts) are not being offered to each of the Banks in the London interbank eurodollar market for the applicable Interest Period; or

                  (ii) the Required Banks advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of making the applicable Eurodollar Advances;

                  then the Administrative Agent forthwith shall give notice thereof to Borrower and the Banks, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Banks to make any future Eurodollar Advances shall be suspended. If at the time of such notice there is then pending a Loan Notice that specifies a Eurodollar Rate Loan, such Loan Notice shall be deemed to specify a Base Rate Loan.

         (d) Upon payment or prepayment of any Eurodollar Advance (other than as the result of a conversion required under Section 3.6(b)) on a day other than the last day in the applicable Interest Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower to borrow on the date or in the amount specified for a Eurodollar Rate Loan in any Loan Notice, Borrower shall pay to each Bank an amount equal to the sum of

                  (i)      $250; plus

                  (ii) the amount, if any, by which (x) the additional interest that would have accrued (without any Applicable Eurodollar Rate Spread) on the principal amount prepaid on account of the Eurodollar Advance had it remained outstanding until the last day of the applicable Interest Period, exceeds (y) the interest that Bank could recover by placing funds in the amount of the prepayment on deposit in the London interbank eurodollar market selected by that Bank for a period beginning on the date of the prepayment and ending on the last day of the applicable Interest Period, or for a comparable period for which an appropriate rate quote may be obtained; plus

                  (iii) an amount equal to all costs and expenses which that Bank incurred or reasonably expects to incur in liquidating and reinvesting the prepayment.

                  Each Bank's determination of the amount of any prepayment fee or failure to borrow fee payable under this Section 3.6(d) shall be conclusive in the absence of manifest error.

         (e)      Any statement or certificate given by a Bank under this
                  Section 3.6 shall satisfy the requirements set forth in
                  Section 3.6(c) with respect to requests for reimbursement under Section 3.6(a).

         (f) Should any Bank demand payment under the provisions of Section 3.6(a) or should any Bank's Eurodollar Advances be suspended under the provisions of Section 3.6(b), then without limiting its obligation to reimburse any Bank for compensation claimed by such Bank pursuant to this Section 3.6, Borrower may, within 60 days following such occurrence, treat that Bank as an "Affected Bank" under Section 3.5(d), and exercise the remedies set forth in such Section 3.5(d).

3.7 Late Payments/Default Interest. If any installment of principal or interest under the Notes or any other amount payable to the Banks under any Loan Document is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Base Rate plus the Applicable Base Rate Spread plus 2% (the "Default Rate"), provided however that, subject to the following sentence, principal, interest or other amounts due with respect to Eurodollar Rate Loans shall bear interest at a fluctuating rate per annum at all times equal to the sum of the Eurodollar Rate plus the Applicable Eurodollar Rate Spread plus 2%; in each case, to the extent permitted by applicable Law, until paid in full (whether before or after judgment). Upon and during the continuance of any Event of Default, the Indebtedness evidenced by the Notes shall, at the election of the Required Banks and upon notice to Borrower (and in lieu of interest provided for in the preceding sentence), bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate, to the extent permitted by applicable Law, until no Event of Default exists (whether before or after judgment). Notwithstanding the preceding sentence, after the occurrence of any Event of Default under Sections 6.7, 6.10 or 6.16, the Indebtedness evidenced by the Notes may not bear interest at the increased rate provided for in the preceding sentence until such Event of Default has continued for at least 15 days, in the case of Section 6.7, or 30 days, in the case of Sections 6.10 or 6.16.

3.8 Computation of Interest and Fees. All computations of interest and fees hereunder shall be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day and excluding the last day), which results in greater interest than if a year of 365 days were used. Any Loan that is repaid on the same day on which it is made shall bear interest for one day.

3.9 Holidays. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

3.10     Payment Free of Taxes.

         (a) Any payments made by any Party under the Loan Documents shall be made free and clear of, and without reduction by reason of, any tax, assessment or other charge imposed by any Governmental Agency, central bank or comparable authority (other than taxes on income or gross receipts generally applicable to banks). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of taxes, assessments or other charges imposed by any Governmental Agency from any amount payable to any Bank under this Agreement, Borrower shall (a) make such deduction or withholding and pay the same to the relevant Governmental Agency and (b) pay such additional amount to that Bank as is necessary to result in that Bank's receiving a net after-tax (or after-assessment or after-charge) amount equal to the amount to which that Bank would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Bank on account of such taxes, assessments or other charges, that Bank shall refund such excess to Borrower. Each Bank that is incorporated under the Laws of a jurisdiction other than the United States of America or any state thereof shall deliver to Borrower, with a copy to the Administrative Agent, within twenty days after the Closing Date (or such later date on which such Bank becomes a "Bank" hereunder), a certificate signed by a Responsible Official of that Bank to the effect that such Bank is entitled to receive payments of interest and other amounts payable under this Agreement without deduction or withholding on account of United States of America federal income taxes, which certificate shall be accompanied by 2 copies of Internal Revenue Service Form W-8BEN, or any successor thereto, or Form W-8ECI, or any successor thereto, as applicable, also executed by a Responsible Official of that Bank. Each such Bank agrees (i) promptly to notify the Administrative Agent and Borrower if any fact set forth in such certificate ceases to be true and correct and (ii) to take such steps as may be reasonably necessary to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to that Bank under this Agreement.

         (b) Without limiting its obligation to pay any additional amount to a Bank pursuant to Section 3.10(a), Borrower may, within 60 days following any such payment by that Bank, treat that Bank as an "Affected Bank" under Section 3.5(d), and exercise the remedies set forth in such Section 3.5(d).

3.11 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Bank to obtain the funds for its share of any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for its share of any Loan in any particular place or manner.

3.12 Failure to Charge or Making of Payment Not Subsequent Waiver. Any decision by any Bank not to require payment of any fee or costs, or to reduce the amount of the payment required for any fee or costs, or to calculate any fee or any cost in any particular manner, shall not limit or be deemed a waiver of any Bank's right to require full payment of any fee or costs, or to calculate any fee or any costs in any other manner. Any decision by Borrower to pay any fee or costs shall not limit or be deemed a waiver of any right of Borrower to protest or dispute the payment amount of such fee or costs.

3.13 Time and Place of Payments; Evidence of Payments; Application of Payments. All payments to be made by the Borrower shall be made without conditions or deduction for any counterclaim, defense, recoupment or setoff. The amount of each payment hereunder, under the Notes or under any Loan Document shall be made to the Administrative Agent at the Administrative Agent's Office, for the account of each of the Banks or the Administrative Agent, as the case may be, in lawful money of the United States of America without deduction, offset or counterclaim and in immediately available funds on the day of payment (which must be a Business Day). All payments of principal received after 10:00 a.m., Los Angeles time, on any Business Day, shall be deemed received on the next succeeding Business Day for purposes of calculating interest thereon. The amount of all payments received by the Administrative Agent for the account of a Bank shall be promptly paid by the Administrative Agent to that Bank in immediately available funds. Each Bank shall keep a record of Advances made by it and payments of principal with respect to each Note, and such record shall be presumptive evidence of the principal amount owing under such Note; provided that failure to keep such record shall in no way affect the Obligations of Borrower hereunder. Prior to the Maturity Date or an acceleration of the maturity of the Loans, payments under the Loan Documents shall be applied first to amounts owing under the Loan Documents other than the principal amount of and accrued interest on the Loans and Borrower's obligations with respect to Letter of Credit Usage, second to accrued interest on the Swing Line Loans, third to accrued interest on the Loans (other than the Swing Line Loans), fourth, to the principal amount of the Swing Line Loans, fifth, to the principal amount of the Loans (other than the Swing Line Loans) and sixth to Borrower's Obligations with respect to Letter of Credit Usage then due and owing. Following the Maturity Date or an acceleration of the maturity of the Loans, payments and recoveries under the Loan Documents shall be applied in a manner designated in
         Section 9.2(e). All payments with respect to principal and interest shall be applied ratably in accordance with the Pro Rata Shares.

3.14 Administrative Agent's Right to Assume Payments Will be Made. Unless the Borrower or any Bank has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Bank, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Bank, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

         (a) if the Borrower failed to make such payment, each Bank shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Bank in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

         (b) if any Bank failed to make such payment, such Bank shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Bank pays such amount to the Administrative Agent, then such amount shall constitute such Bank's Advance included in the applicable Loan. If such Bank does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Advance. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Pro Rata Share of the Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

         A notice of the Administrative Agent to any Bank or the Borrower with respect to any amount owing under this Section 3.14 shall be conclusive, absent manifest error.

3.15 Survivability. All of Borrower's obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

3.16     Bank Calculation Certificate. Any request for compensation pursuant to
         Section 3.5 or 3.6 shall be accompanied by a statement of an officer of the Bank requesting such compensation and describing the methodology used by such Bank in calculating the amount of such compensation, which methodology (i) may consist of any reasonable averaging and attribution methods and (ii) in the case of Section 3.5 hereof shall be consistent with the methodology used by such Bank in making similar calculations in respect of loans or commitments to other borrowers.

3.17     Transition.

         (a) Borrower warrants and covenants that as of the Closing Date there will be no loans of any nature outstanding under the Prior Loan Agreements. The parties hereto agree that as of the Closing Date all commitments to extend credit under the Prior Loan Agreements shall terminate.

         (b) The letters of credit identified on Schedule 3.17 ("Existing Letters of Credit") were issued by Bank of America for the account of Borrower as "Letters of Credit" pursuant to the terms of the Prior Revolving Loan Agreement and are expected to remain outstanding on the Closing Date. The parties hereto agree that the Existing Letters of Credit shall be deemed for all purposes to be Letters of Credit issued pursuant to the terms of Section 2.5.

         (c) The Banks hereby agree to make appropriate adjustments among themselves (and any "Bank" under the Prior Revolving Loan Agreement who is not a party to this Agreement) with respect to the letter of credit fees to be paid with respect to the Existing Letters of Credit. Such adjustments shall be as of the Closing Date and shall be based upon any change in the pro rata share held by each such Bank in the Commitment under this Agreement from the pro rata share held by each such Bank in the "Commitment" under the Prior Revolving Loan Agreement. The Administrative Agent shall, on or prior to January 31, 2004, send a settlement billing to each such Bank with respect to such adjustments, which settlement billing shall be conclusive in the absence of manifest error.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to the Banks that:

4.1 Existence and Qualification; Power; Compliance with Law. Borrower is a corporation duly organized, validly existing and in good standing under the Laws of Delaware, and its certificate of incorporation does not provide for the termination of its existence. Borrower is duly qualified or registered to transact business as a foreign corporation in the State of California, and in each other jurisdiction in which the conduct of its business or the ownership of its properties makes such qualification or registration necessary, except where the failure so to qualify or register would not constitute a Material Adverse Effect. Borrower has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute, deliver and perform all of its obligations under the Loan Documents. All outstanding shares of capital stock of Borrower are duly authorized, validly issued, fully paid, non-assessable, and were issued in compliance with all applicable state and federal securities Laws, except where the failure to so comply would not constitute a Material Adverse Effect. Borrower is in substantial compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits (collectively, "Authorizations") from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to obtain Authorizations, comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

4.2 Authority; Compliance with Other Instruments and Government Regulations. The execution, delivery, and performance by Borrower, and by each Guarantor Subsidiary of Borrower, of the Loan Documents to which it is a Party, have been duly authorized by all necessary corporate action, and do not:

         (a) require any consent or approval not heretofore obtained of any stockholder, partner, security holder, or creditor of such Party;

         (b) violate or conflict with any provision of such Party's charter, certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, partnership agreement or other organizational or governing documents of such Party;

         (c) result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

         (d) constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under Section 548 of the Bankruptcy Code of 1978, as amended, or constitute a "fraudulent transfer" or "fraudulent obligation" within the meaning of the Uniform Fraudulent Transfer Act as enacted in any jurisdiction or any analogous Law;

         (e)      violate any Requirement of Law applicable to such Party; or

         (f) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party or any of its Property is bound or affected;

         and neither Borrower nor any Subsidiary of Borrower is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(f) in any respect that would constitute a Material Adverse Effect.

4.3 No Governmental Approvals Required. Except such as have heretofore been obtained, no authorization, consent, approval, order, license or permit from, or filing, registration, or qualification with, or exemption from any of the foregoing from, any Governmental Agency is or will be required to authorize or permit the execution, delivery and performance by Borrower or any Significant Subsidiary of Borrower of the Loan Documents to which it is a Party.

4.4      Subsidiaries.

         (a) Schedule 4.4 correctly sets forth the names, the form of legal entity and jurisdictions of organization of all Subsidiaries of Borrower as of the Closing Date and identifies each such Subsidiary that is a Consolidated Subsidiary, a Significant Subsidiary, a Guarantor Subsidiary, a Foreign Subsidiary and a Financial Subsidiary. As of the Closing Date, unless otherwise indicated in Schedule 4.4, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary indicated thereon are owned of record and beneficially by Borrower or one of such Subsidiaries, and all such shares or equity interests so owned were issued in compliance with all state and federal securities Laws and are duly authorized, validly issued, fully paid and non-assessable (other than with respect to required capital contributions to any joint venture in accordance with customary terms and provisions of the related joint venture agreement), except where the failure to so comply would not constitute a Material Adverse Effect, and are free and clear of all Liens and Rights of Others, except for Permitted Encumbrances and Permitted Rights of Others.

         (b) Each Significant Subsidiary is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect) and has all requisite power and authority to conduct its business, to own and lease its Properties and to execute, deliver and perform the Loan Documents to which it is a Party.

         (c) Each Significant Subsidiary is in substantial compliance with all Laws and other requirements applicable to its business and has obtained all Authorizations from, and each such Significant Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to obtain Authorizations, comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

4.5 Financial Statements. Borrower has furnished to each Bank the following financial statements:

         (a) the audited consolidated financial statements of Borrower and its Consolidated Subsidiaries as at November 30, 2002 and for the Fiscal Year then ended; and

         (b) the unaudited consolidating financial statements of Borrower and its Consolidated Subsidiaries as at August 31, 2003 for the Fiscal Quarter then ended and for the portion of the Fiscal Year ended with such Fiscal Quarter.

         The audited financial statements described in clause (a) are in accordance with the books and records of Borrower and its Consolidated Subsidiaries, were prepared in accordance with Generally Accepted Accounting Principles consistently applied and fairly present in accordance with Generally Accepted Accounting Principles consistently applied the consolidated financial condition and results of operations of Borrower and its Consolidated Subsidiaries as at the date and for the period covered thereby. The unaudited financial statements described in clause (b), are in accordance with the books and records of Borrower and its Consolidated Subsidiaries, were prepared in accordance with Generally Accepted Accounting Principles consistently applied and fairly present in accordance with Generally Accepted Accounting Principles consistently applied the consolidating financial condition and results of operation of Borrower and its Consolidated Subsidiaries as at the date and for the period covered thereby.

4.6 No Other Liabilities; No Material Adverse Effect. Borrower and its Consolidated Subsidiaries do not have any material liability or material contingent liability not reflected or disclosed in the financial statements or in the notes to the financial statements described in Section 4.5, other than liabilities and contingent liabilities arising in the ordinary course of business subsequent to November 30, 2002. Since November 30, 2002, no event or circumstance has occurred that constitutes a Material Adverse Effect with respect to Borrower and its Subsidiaries.

4.7      Title to Assets.

         (a) Borrower and its Consolidated Subsidiaries have good and valid title to all of the assets reflected in the financial statements described in Section 4.5 owned by them or any of them (other than assets disposed of in the ordinary course of business), free and clear of all Liens and Rights of Others other than (i) those reflected or disclosed in the notes to the financial statements described in Section 4.5, (ii) immaterial Liens or Rights of Others not required under Generally Accepted Accounting Principles consistently applied to be so reflected or disclosed, (iii) Liens permitted pursuant to Section 6.7, (iv) Permitted Rights of Others, and
                  (v) such existing Liens or Rights of Others as are described on Schedule 4.7 hereto.

         (b) The Borrower and its Borrowing Base Subsidiaries have good record and marketable title in fee simple to all Developed Lots, Lots Under Development and Units being constructed on Developed Lots included in the Borrowing Base (as set forth in the Borrowing Base Certificate delivered by Borrower to the Administrative Agent pursuant to Section 8.1(a)(x)), except for defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

4.8 Intangible Assets. Borrower and its Subsidiaries own, or possess the unrestricted right to use, all trademarks, trade names, copyrights, patents, patent rights, licenses and other intangible assets that are necessary in the conduct of their businesses as operated, and no such intangible asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict would constitute a Material Adverse Effect.

4.9 Existing Indebtedness and Contingent Guaranty Obligations. As of August 31, 2003, except as set forth in Schedule 4.9, neither Borrower nor any of its Subsidiaries has (a) any Indebtedness owed to any Person or (b) outstanding any Contingent Guaranty Obligation with respect to obligations of another Person that is not a Subsidiary of Borrower.

4.10 Governmental Regulation. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940.

4.11 Litigation. There are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency which would constitute a Material Adverse Effect. To the best knowledge of the Borrower, there are no investigations by any Governmental Agency pending or threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them which would constitute a Material Adverse Effect.

4.12 Binding Obligations. Each of the Loan Documents to which Borrower or any Guarantor Subsidiary of Borrower is a Party constitutes the legal, valid and binding obligation of Borrower or the Guarantor Subsidiary, as the case may be, enforceable against Borrower or the Guarantor Subsidiary, as the case may be, in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or by equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

4.13 No Default. No event has occurred and is continuing that is a Default or an Event of Default.

4.14 Pension Plans. All contributions required to be made under any Pension Plan maintained by Borrower or any of its ERISA Affiliates (or to which Borrower or any ERISA Affiliate contributes or is required to contribute) have been made or accrued in the most recent balance sheet of Borrower and its Consolidated Subsidiaries. There is no "accumulated funding deficiency" within the meaning of Section 302 of ERISA or any liability to the PBGC (other than for premiums) with respect to any such Pension Plan other than a Multiemployer Plan.

4.15 Tax Liability. Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by Borrower or any Subsidiary, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings (and with respect to which Borrower or its Subsidiary has established adequate reserves for the payment of the same), and (b) such taxes the failure of which to pay will not constitute a Material Adverse Effect.

4.16 Regulation U. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the meanings of Regulation U of the Board of Governors of the Federal Reserve System, and no Loan hereunder will be used to purchase or carry any such margin stock in violation of Regulation U.

4.17 Environmental Matters. To the best knowledge of Borrower, Borrower and its Subsidiaries are in substantial compliance with all applicable Laws relating to environmental protection where the failure to comply would constitute a Material Adverse Effect. To Borrower's best knowledge, neither Borrower nor any of its Subsidiaries has received any notice from any Governmental

         Agency respecting the alleged violation by Borrower or any Subsidiary of such Laws which would constitute a Material Adverse Effect and which has not been or is not being corrected.

4.18 Disclosure. The information provided by Borrower to the Banks in connection with this Agreement or any Loan, taken as a whole, has not contained any untrue statement of a material fact and has not omitted a material fact necessary to make the statements contained therein, taken as a whole, not misleading under the totality of the circumstances existing at the date such information was provided and in the context in which it was provided.

4.19 Projections. As of the Closing Date, the assumptions upon which the Projections are based are reasonable and consistent with each other assumption and with all facts known to Borrower and that the Projections are reasonably based on those assumptions. Nothing in this
         Section 4.19 shall be construed as a representation or warranty as of any date other than the Closing Date or that the Projections will in fact be achieved by Borrower.

4.20     ERISA Compliance

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under
                  Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Neither the Borrower nor any ERISA Affiliate sponsors, or has sponsored within the past 10 years, a defined benefit pension plan, or is a participant, or has participated within the past 10 years, in a Multiemployer Plan.

         (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Agency, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur.

4.21 Tax Shelter Regulations. The Borrower does not intend to treat the Loans or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. Accordingly, if the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Banks may treat its Loans or its interest in Swing Line Loans or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Bank or Banks, as applicable, will maintain the lists and other records required by such Treasury Regulation.

4.22 Solvency. The Borrower and each Guarantor Subsidiary is and will be, after giving effect to the making of the Loans and issuance of the Letters of Credit, Solvent.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS
               (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)

As long as any Loan remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitment or any Letter of Credit remains outstanding, Borrower shall, and shall cause each of its Subsidiaries to, unless the Administrative Agent (with the approval of the Required Banks) otherwise consents in writing:

5.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly, all taxes, assessments, and governmental charges or levies imposed upon Borrower or any of its Subsidiaries, upon their respective Property or any part thereof, upon their respective income or profits or any part thereof, except any tax, assessment, charge, or levy that is not yet past due, or is being contested in good faith by appropriate proceedings, as long as Borrower or its Subsidiary has established and maintains adequate reserves for the payment of the same and by reason of such nonpayment no material Property of Borrower or its Subsidiaries is subject to a risk of loss or forfeiture.

5.2 Preservation of Existence. Preserve and maintain their respective existence, licenses, rights, franchises, and privileges in the jurisdiction of their formation and all authorizations, consents, approvals, orders, licenses, permits, or exemptions from, or registrations with, any Governmental Agency that are necessary for the transaction of their respective business, and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties; provided that (a) the failure to preserve and maintain any particular right, franchise, privilege, authorization, consent, approval, order, license, permit, exemption, or registration, or to qualify or remain qualified in any jurisdiction, that does not constitute a Material Adverse Effect will not constitute a violation of this covenant, and (b) nothing in this
         Section 5.2 shall prevent any consolidation or merger or disposition of assets permitted by Section 6.3 or shall prevent the termination of the business or existence (corporate or otherwise) of any Subsidiary of Borrower which in the reasonable judgment of the management of Borrower is no longer necessary or desirable.

5.3 Maintenance of Properties. Maintain, preserve and protect all of their respective real Properties in good order and condition, subject to wear and tear in the ordinary course of business and damage caused by the natural elements, and not permit any waste of their respective real Properties, except that the failure to so maintain, preserve or protect any particular real Property, or the permitting of waste on any particular real Property, where such failure or waste with respect to all real Properties of Borrower and its Subsidiaries, in the aggregate, would not constitute a Material Adverse Effect.

5.4 Maintenance of Insurance. Maintain insurance with responsible insurance companies in such amounts and against such risks as in Borrower's reasonable business judgment is adequate in light of Borrower's and its Subsidiaries' size, business, assets and location of operations.

5.5 Compliance with Laws. Comply with all Requirements of Laws noncompliance with which would constitute a Material Adverse Effect, except that Borrower and its Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate procedures, so long as such contest (or a bond or surety posted in connection therewith) operates as a stay of enforcement of any penalty that would otherwise apply as a result of such failure to comply.

5.6 Inspection Rights. At any time during regular business hours and as often as reasonably requested (and, in any event, upon 24 hours' prior notice), permit any Bank or any appropriately designated employee, agent or representative thereof at the expense of such Bank (unless a Default or an Event of Default has occurred and is continuing) to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers or employees; provided that none of the foregoing unreasonably interferes with the normal business operations of Borrower or any of its Subsidiaries and that the Banks shall engage in any such inspections on a cooperative basis, if there has been no Default or Event of Default.

5.7 Keeping of Records and Books of Account. Keep adequate records and books of account fairly reflecting all financial transactions in conformity with Generally Accepted Accounting Principles applied on a consistent basis (except for changes concurred with by Borrower's independent certified public accountants) and all applicable requirements of any Governmental Agency having jurisdiction over Borrower or any of its Subsidiaries.

5.8 Use of Proceeds. Use the proceeds of all Loans solely for working capital, Acquisitions permitted hereunder and other general corporate purposes of Borrower and its Subsidiaries and not in contravention of any Law or of any Loan Document.

5.9 Subsidiary Guaranty. Cause each of its Guarantor Subsidiaries hereafter formed, acquired or qualifying as a Guarantor Subsidiary, to execute and deliver a joinder of the Subsidiary Guaranty promptly following such formation, acquisition or qualification.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

As long as any Loan remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitment or any Letter of Credit remains outstanding, Borrower shall not, and shall not permit any of its Subsidiaries to, unless the Administrative Agent (with the approval of the Required Banks) otherwise consents in writing:

6.1      Payment or Prepayment of Subordinated Obligations.

         (a) Make any payment with respect to any Subordinated Obligation in violation of the provisions in the instruments governing such Subordinated Obligation; or

         (b) if a Default or Event of Default then exists or would result therefrom:

                  (i) make an optional or unscheduled payment or prepayment of any principal (including an optional or unscheduled sinking fund payment), interest or any other amount with respect to any Subordinated Obligation; or

                  (ii) make a purchase or redemption of any Subordinated Obligation.

6.2      [Intentionally Omitted]

6.3 Mergers and Sale of Assets. Merge or consolidate with or into any Person, or sell a Material Amount of Assets to any Person, except, subject to Section 6.6;

         (a) a merger of Borrower into a wholly-owned Subsidiary of Borrower that has nominal assets and liabilities, the primary purpose of which is to effect the reincorporation of Borrower in another state;

         (b) mergers or consolidations of a Subsidiary of Borrower into Borrower (with Borrower as the surviving corporation) or into any other Subsidiary of Borrower, provided that (i) the reduction in the proportionate share of Borrower and its Subsidiaries in the total assets of such resulting Subsidiary (after intercompany eliminations) does not constitute a Material Amount of Assets and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

         (c) mergers, consolidations, liquidations, or sales of all or substantially all of the assets of a Subsidiary; provided that
                  (i) any such transaction does not involve a transfer by Borrower or its Subsidiaries of a Material Amount of Assets and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; or

         (d)      a merger or consolidation of Borrower with another Person if
                  (i) no Change in Control results therefrom, (ii) Borrower does not transfer a Material Amount of Assets to one or more Persons in connection with the merger or consolidation and
                  (iii) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing.

6.4 Investments and Acquisitions. Make any Acquisition, or enter into an agreement to make any Acquisition, or make or suffer to exist any Investment, other than:

         (a)      Investments in Cash or Cash Equivalents;

         (b) advances to officers, directors and employees of Borrower or its Subsidiaries for travel, entertainment, housing expenses, relocation, stock option plans, or otherwise in connection with their employment or the business of Borrower or any of its Subsidiaries;

         (c) Investments of Borrower in any of its wholly-owned Subsidiaries and Investments of any Subsidiary of Borrower in Borrower or any of Borrower's wholly-owned Subsidiaries;

         (d) Acquisitions of or Investments in Persons engaged primarily in the same businesses as Borrower and its Subsidiaries, or in a business reasonably related to such businesses, including electronic commerce and similar activities related to real estate;

         (e) Acquisitions and Investments by the Mortgage Company permitted under the Mortgage Warehousing Agreements;

         (f) Acquisitions of or Investments in Persons engaged primarily in businesses other than those permitted by Sections 6.4(d), provided that the aggregate cost of all such Acquisitions and Investments made in any fiscal year does not exceed $50,000,000;

         (g) Investments in Subsidiaries in existence on the Closing Date or as otherwise disclosed on Schedule 6.4;

         (h) Investments received in connection with the settlement of a bona fide dispute with another Person;

         (i) Investments consisting of readily marketable securities actively traded on a public exchange, provided that the aggregate amount of any such Investments at any one time do not exceed $50,000,000; and

         (j) Investments consisting of the extension of credit to suppliers in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof, provided that the aggregate amount of any such Investments at any one time do not exceed $25,000,000;

         but in all events, subject to the restrictions of Section 6.16.

6.5 ERISA Compliance. Permit any Pension Plan maintained by Borrower or any of its ERISA Affiliates (or to which Borrower or any ERISA Affiliate contributes or is required to contribute), other than a Multiemployer Plan, to incur any material "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, unless waived, or permit any Pension Plan maintained by any of them to suffer a Termination Event or incur withdrawal liability under any Multiemployer Plan if any of such events would result in a liability of Borrower or any ERISA affiliate exceeding in the aggregate $25,000,000.

6.6 Change in Business. Engage in any business other than the businesses as now conducted by Borrower or its Subsidiaries, and any business reasonably related to such businesses, other than:

         (a) businesses in which Borrower and its Subsidiaries have invested no more than $50,000,000 in any Fiscal Year; and

         (b)      as permitted pursuant to Section 6.4(f).

6.7 Liens and Negative Pledges. Create, incur, assume, or suffer to exist, any Lien of any nature upon or with respect to any of their respective Properties, whether now owned or hereafter acquired, or enter or suffer to exist any Contractual Obligation wherein Borrower or any of its Subsidiaries agrees not to grant any Lien on any of their Properties, except:

         (a) Liens and Contractual Obligations existing on the date hereof and described in Schedule 4.7, provided that the obligations secured by such Liens are not increased and that no such Lien extends to any Property of Borrower or any Subsidiary other than the Property subject to such Lien on the Closing Date;

         (b) Liens on Property of any Financial Subsidiary or Foreign Subsidiary securing Indebtedness of that Financial Subsidiary or Foreign Subsidiary;

         (c) Liens on Property securing Indebtedness of Borrower or any of its Subsidiaries, provided that the aggregate Indebtedness (other than Indebtedness described in clause (b) above and clause (q) below) secured by all such Liens shall at no time exceed $100,000,000;

         (d)      Liens that may exist from time to time under the Loan
                  Documents;

         (e)      Liens consisting of a Capital Lease covering personal
                  Property;

         (f)      Permitted Encumbrances;

         (g) attachment, judgment and other similar Liens arising in connection with court proceedings; provided that the execution or enforcement of such Lien is effectively stayed and the claims secured thereby do not in the aggregate exceed $25,000,000 and are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

         (h) Liens existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

         (i) Liens on any asset of any Person existing at the time such Person is merged or consolidated with or into Borrower or any of its Subsidiaries and not created in contemplation of such event;

         (j) Liens existing on any asset prior to the acquisition thereof by Borrower or any of its Subsidiaries and not created in contemplation of such acquisition;

         (k) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Indebtedness is not increased and is not secured by additional assets;

         (l) Liens arising in the ordinary course of business which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding $1,000,000 individually, or $5,000,000 in the aggregate, and (iii) do not in the aggregate materially detract from the value of the assets covered by such Liens or materially impair the use thereof in the operation of Borrower's business;

         (m) Liens not otherwise permitted by the foregoing clauses of this Section which secure Indebtedness not exceeding $5,000,000 in the aggregate;

         (n) assessment district or similar Liens in connection with municipal financings;

         (o) a Contractual Obligation wherein Borrower or any of its Subsidiaries agrees to grant any Lien on any of their Properties, if such Contractual Obligation provides for the grant of a Lien on a pari passu basis in favor of the Administrative Agent for the benefit of the Banks with respect to the Obligations and in favor of the holders of such other Senior Indebtedness, if any, as the Borrower designates (and Borrower shall, as soon as reasonably possible, provide to the Banks a copy of any such Contractual Obligation);

         (p)      Liens on Property of a Joint Venture; and

         (q) Liens on Property of the Borrower or any of its Subsidiaries that secure Non-Recourse Indebtedness to the seller of such Property incurred by the Borrower or any of its Subsidiaries upon acquisition of such Property.

         For purposes of compliance with this Section: (x) in the event that any Lien meets the criteria set forth in more than one of clauses (a) through (q) of this Section, Borrower, in its sole discretion, may classify or reclassify such Lien in any manner that complies with this Section and such Lien shall be treated as having been permitted pursuant to only one of the clauses of this Section; and (y) any Indebtedness secured by a Lien may be divided and classified among more than one of the clauses of this Section.

6.8 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than (a) a transaction that results in Subordinated Obligations, (b) a transaction between or among Borrower and its wholly-owned Subsidiaries, (c) a transaction that has been authorized by the board of directors of Borrower with the favorable vote of a majority of the directors who have no financial or other interest in the transaction or by the vote of a majority of the outstanding shares of capital stock of Borrower, (d) a transaction entered into on terms and under conditions not less favorable to Borrower or any of its Subsidiaries than could be obtained from a Person that is not an Affiliate of Borrower, (e) salary, bonus, employee stock options and other compensation arrangements and indemnification arrangements with directors or officers or (f) transactions permitted by Sections 6.4 or 6.16.

6.9 Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be, at the end of any Fiscal Quarter, less than an amount equal to
         (a) $901,469,000, plus (b) an amount equal to 50% of aggregate of Consolidated Net Income for each Fiscal Quarter contained in the fiscal period commencing on September 1, 2003 and ending as of the last day of such Fiscal Quarter (provided that there shall be no reduction hereunder in the event of a consolidated net loss in any such Fiscal Quarter), plus (c) an amount equal to 50% of the cumulative net proceeds received by Borrower from the issuance of its capital stock subsequent to August 31, 2003.

6.10 Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be, at the end of any Fiscal Quarter, greater than 2.25 to 1.00.

6.11 Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio to be, at the end of any Fiscal Quarter, less than 2.25 to 1.00.

6.12 Distributions. Make any Distribution (other than a Distribution made to Borrower or to a Guarantor Subsidiary) if an Event of Default then exists or if an Event of Default or Default would result therefrom.

6.13 Amendments. Amend, waive or terminate any provision in any instrument or agreement governing Subordinated Obligations unless such amendment, waiver or termination would not be materially adverse to the interests of the Banks under this Agreement.

6.14     [Intentionally Omitted]

6.15 Inventory. Permit, as of the end of any Fiscal Quarter, the book value of Domestic Unimproved Land to exceed an amount equal to 100% of Consolidated Tangible Net Worth.

6.16 Investment in Subsidiaries and Joint Ventures. Permit, as of the last day of any Fiscal Quarter, Borrower's equity interest, computed in accordance with Generally Accepted Accounting Principles consistently applied, in all Subsidiaries of Borrower (other than Guarantor Subsidiaries), Financial Subsidiaries, Foreign Subsidiaries, all Joint Ventures and all other entities with financial statements not consolidated with those of Borrower under Generally Accepted Accounting Principles consistently applied to exceed 30% of Consolidated Tangible Net Worth.

6.17 Senior Indebtedness Not to Exceed Borrowing Base. Permit, at any time at which the Borrower does not hold an Investment Grade Credit Rating, the Senior Indebtedness at such time to exceed the Borrowing Base (as set forth in the then most recent Borrowing Base Certificate delivered hereunder by Borrower to the Administrative Agent).

6.18 Maximum Speculative Units. Permit, at any time at which the Borrower does not hold an Investment Grade Credit Rating, the total number of Speculative Units to exceed 40% of the number of Units that were sold and conveyed to buyers during the previous 4 Fiscal Quarters.

                                   ARTICLE VII
                     INFORMATION AND REPORTING REQUIREMENTS

7.1 Financial and Business Information of Borrower and Its Subsidiaries. As long as any Loan remains unpaid or any other Obligation remains unpaid, or any portion of the Commitment or any Letter of Credit remains outstanding, Borrower shall, unless the Administrative Agent (with the approval of the Required Banks) otherwise consents in writing, deliver to the Administrative Agent and each of the Banks (except as otherwise provided below) at its own expense:

         (a) As soon as reasonably possible, and in any event within 50 days after the close of each Fiscal Quarter of Borrower (other than the fourth Fiscal Quarter), (i) the consolidated and consolidating balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, setting forth in comparative form the corresponding figures for the corresponding Fiscal Quarter of the preceding Fiscal Year, if available, and (ii) the consolidated and consolidating statements of profit and loss and the consolidated statements of cash flows of Borrower and its Consolidated Subsidiaries for such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, setting forth in comparative form the corresponding periods of the preceding Fiscal Year. Such consolidated and consolidating balance sheets and statements shall be prepared in reasonable detail in accordance with Generally Accepted Accounting Principles consistently applied (other than those which require footnote disclosure of certain matters), and shall be certified by the principal financial officer of Borrower, subject to normal year-end accruals and audit adjustments;

         (b) As soon as reasonably possible, and in any event within 90 days after the close of each Fiscal Year of Borrower, (i) the consolidated and consolidating (in accordance with past practices of Borrower) balance sheets of Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures at the end of the preceding Fiscal Year and (ii) the consolidated and consolidating (in accordance with past practices of Borrower) statements of profit and loss and the consolidated statements of cash flows of Borrower and its Consolidated Subsidiaries for such Fiscal Year, setting forth in comparative form the corresponding figures for the previous Fiscal Year. Such consolidated and consolidating balance sheet and statements shall be prepared in reasonable detail in accordance with Generally Accepted Accounting Principles consistently applied. Such consolidated balance sheet and statements shall be accompanied by a report and opinion of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Borrower, which report and opinion shall state that the examination of such consolidated financial statements by such accountants was made in accordance with generally accepted auditing standards and that such consolidated financial statements fairly present the financial condition, results of operations and of cash flows of Borrower and its Subsidiaries subject to no exceptions as to scope of audit and subject to no other exceptions or qualifications (other than changes in accounting principles in which the auditors concur) unless such other exceptions or qualifications are approved by the Required Banks in their reasonable discretion. Such accountants' report and opinion shall be accompanied by a certificate stating that, in conducting the audit examination of books and records necessary for the certification of such financial statements, such accountants have obtained no knowledge of any Default or Event of Default hereunder or, if in the opinion of such accountants, any such Default or Event of Default shall exist, stating the nature and status of such event, and setting forth the applicable calculations under Sections 6.9, 6.10, 6.11, 6.15 (without requiring any physical count of inventory), 6.16, 6.17 and 6.18 as of the date of the balance sheet. Such consolidating balance sheet and statements shall be certified by a Responsible Official of Borrower;

         (c) Promptly after the receipt thereof by Borrower, copies of any audit or management reports submitted to it by independent accountants in connection with any audit or interim audit submitted to the board of directors of Borrower or any of its Subsidiaries;

         (d) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to its stockholders, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Commission or any similar or corresponding Governmental Agency or with any securities exchange;

         (e) Promptly upon a Senior Officer of Borrower becoming aware, and in any event within 10 Business Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) other than any such event as to which the PBGC has by regulation waived the requirement of 30 days' notice or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the
                  Code) in connection with any Pension Plan, other than a Multiemployer Plan, or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower and any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

         (f) Promptly upon a Senior Officer of Borrower becoming aware, and in any event within 5 Business Days after becoming aware, of the existence of a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto;

         (g) Promptly upon a Senior Officer of Borrower becoming aware, and in any event within 5 Business Days after becoming aware, that the holder of any evidence of Indebtedness (in a principal amount in excess of $25,000,000) of Borrower or any of its Subsidiaries has given notice or taken any other action with respect to a default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of such default or event of default and what action Borrower or its Subsidiary is taking or proposes to take with respect thereto;

         (h) Promptly upon a Senior Officer of Borrower becoming aware, and in any event within 5 Business Days after becoming aware, of the existence of any pending or threatened litigation or any investigation by any Governmental Agency that would constitute a Material Adverse Effect (provided, that no failure of a Senior Officer to provide notice of any such event shall be the sole basis for any Default or Event of Default hereunder);

         (i)      [Intentionally Omitted];

         (j) As soon as reasonably possible, and in any event prior to the date that is 60 days after the commencement of each Fiscal Year, deliver to the Administrative Agent the business plan of Borrower and its Subsidiaries for that Fiscal Year, together with projections (in substantially the same format as the Projections) covering the next 2 Fiscal Years;

         (k) Promptly following obtaining knowledge thereof by a Senior Officer of Borrower, written notice to the Administrative Agent of the inception or cessation of the Investment Grade Credit Rating;

         (l) Promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

         (m) Such other data and information as from time to time may be reasonably requested by any of the Banks.

7.2 Compliance Certificate. Concurrently with the delivery of the financial statements described in Section 7.1(a) and (b), Borrower shall deliver to the Administrative Agent and the Banks, at Borrower's sole expense, a Compliance Certificate dated as of the last day of the Fiscal Quarter or Fiscal Year, as the case may be:

         (a) setting forth computations showing, in detail reasonably satisfactory to the Administrative Agent, whether Borrower and its Subsidiaries were in compliance with their obligations to the Banks pursuant to Sections 6.9, 6.10, 6.11, 6.15, 6.16,
                  6.17 and 6.18;

         (b) certifying a sales report by geographical region, in the form attached to the Compliance Certificate, setting forth the number of homes or other units sold and delivered during such period and in backlog at the end of such period;

         (c) certifying an inventory report for such period in the form attached to the Compliance Certificate, summarizing such inventory by type and geographical region;

         (d) reporting any change, as of the last day of such Fiscal Quarter, in the listing of Subsidiaries set forth in Schedule
                  4.4 (as the same may have been revised by previous Compliance Certificates), including changes in Guarantor Subsidiaries;

         (e)      either

                  (i) stating that to the best knowledge of the certifying officer as of the date of such certificate there is no Default or Event of Default, or

                  (ii) if there is a Default or Event of Default as of the date of such certificate, specifying all such Defaults or Events of Default and their nature and status; and

         (f) stating, to the best knowledge of the certifying officer, whether any event or circumstance constituting a Material Adverse Effect (other than a Material Adverse Effect which is not particular to the Borrower and which is generally known) has occurred since the date of the most recent Compliance Certificate delivered under this Section and, if so, describing such Material Adverse Effect in reasonable detail. No failure of the certifying officer to describe the existence of an event or circumstance constituting a Material Adverse Effect shall be the sole basis for any Default or Event of Default hereunder.

                                  ARTICLE VIII
                                   CONDITIONS

8.1 Initial Advances, Etc. The obligation of each Bank to make the initial Advance to be made by it and of the Issuing Bank to issue the initial Letter of Credit are subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise):

         (a) The Administrative Agent shall have received all of the following, each dated as of the Closing Date (unless otherwise specified or unless the Administrative Agent otherwise agrees) and all in form and substance satisfactory to the Administrative Agent and legal counsel for the Administrative
                  Agent:

                  (i) executed counterparts of this Agreement, sufficient in number for distribution to the Banks and Borrower;

                  (ii) a Note executed by Borrower in favor of each Bank, each in a principal amount equal to that Bank's Pro Rata Share of the Commitment. Promptly following the Closing Date, the promissory notes delivered to the Banks pursuant to the Prior Loan Agreements shall be canceled and promptly returned to Borrower;

                  (iii) the Subsidiary Guaranty executed by each Subsidiary which is a Guarantor Subsidiary as of the Closing Date;

                  (iv)     the Swing Line Documents, executed by Borrower;

                  (v) with respect to Borrower and each Subsidiary which is a Guarantor Subsidiary as of the Closing Date, such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of Borrower and each such Subsidiary, its qualification to engage in business in each jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, and the like;

                  (vi)     the Opinions of Counsel;

                  (vii) an Officer's Certificate of Borrower affirming, to the best knowledge of the certifying Senior Officer, that the conditions set forth in Sections 8.1(c) and 8.1(d) have been satisfied;

                  (viii) a side letter executed by each "Bank" under the Prior Revolving Loan Agreement that is not a "Bank" hereunder acknowledging a termination of the "Commitments" under the Prior Revolving Loan Agreement without charge to Borrower (except for Eurodollar Rate breakage fees, if any) and agreeing to the other matters specified in Section 3.17;

                  (ix) a side letter executed by each "Bank" under the 2000 Term Loan Agreement that is not a "Bank" hereunder acknowledging a termination of the "Commitment" under the 2000 Term Loan Agreement without charge to Borrower (except for Eurodollar Rate breakage fees, if any); and

                  (x) a Borrowing Base Certificate calculated as of the last day of the Fiscal Quarter ending on August 31, 2003, showing the Borrower to be in compliance with
                           Section 6.17 after giving effect to the Loans made and Letters of Credit issued on the Closing Date;

                  (xi)     the financial statements described in Section 4.5;

                  (xii) a Compliance Certificate calculated as of the last day of the Fiscal Quarter ending on August 31, 2003; and

                  (xiii) such other assurances, certificates, documents, consents or opinions relevant hereto as the Administrative Agent may reasonably require.

         (b) All fees then payable under the letter agreement referred to in Section 3.3 shall have been paid.

         (c)      The representations and warranties of Borrower contained in
                  Article IV shall be true and correct in all material respects on and as of the Closing Date.

         (d) Borrower and its Subsidiaries and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and at and after giving effect to the initial Advance, no Default or Event of Default shall have occurred and be continuing.

8.2 Any Advance. The obligations of the Banks to make any Advance are subject to the following conditions precedent:

         (a)      the Administrative Agent shall have received a Loan Notice;

         (b) the representations and warranties contained in Article IV (other than the representations and warranties contained in Sections 4.4(a), 4.6, 4.9, 4.18 and 4.19) shall be true and correct in all material respects on and as of the date of the Loan as though made on and as of that date (except that the financial statements referred to in Section 4.5(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1(b) and the financial statements referred to in Section 4.5(b) shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1(a)) and no event or circumstance that constitutes a Material Adverse Effect shall have occurred since the Closing Date;

         (c) the Administrative Agent shall have received such other information relating to any matters which are the subject of
                  Section 8.2(b) or the compliance by Borrower with this Agreement as may reasonably be requested by the Administrative Agent on behalf of a Bank; and

         (d) at and after giving effect to such Advance, no Default or Event of Default shall have occurred and be continuing.

         Each Loan Notice (or Swing Line Loan Notice) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in this Section have been satisfied on and as of the date of the Loan requested thereby.

8.3 Any Letter of Credit. The obligations of an Issuing Bank to issue any Letter of Credit are subject to the following conditions precedent:

         (a) the Administrative Agent and the Issuing Bank shall have received a Request for Letter of Credit;

         (b) the representations and warranties contained in Article IV (other than the representations and warranties contained in Sections 4.4(a), 4.6, 4.9, 4.18 and 4.19) shall be true and correct in all material respects on and as of the date of the issuance of the Letter of Credit as though made on and as of that date (except that the financial statements referred to in Section 4.5(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1(b) and the financial statements referred to in Section 4.5(b) shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1(a)) and no event or circumstance that constitutes a Material Adverse Effect shall have occurred since the Closing Date;

         (c) the Administrative Agent shall have received such other information relating to any matters which are the subject of
                  Section 8.3(b) or the compliance by Borrower with this Agreement as may reasonably be requested by the Administrative Agent on behalf of a Bank; and

         (d) at and after giving effect to the issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

         Each Request for Letter of Credit submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in this Section have been satisfied on and as of the date of the issuance of the Letter of Credit requested thereby.

                                   ARTICLE IX
              EVENTS OF DEFAULT AND REMEDIES UPON EVENTS OF DEFAULT

9.1 Events of Default. There will be a default hereunder if any one or more of the following events ("Events of Default") occurs and is continuing, whatever the reason therefor:

         (a) failure to pay any installment of principal on any of the Notes or a Swing Line note on the date, or any payment in respect of a Letter of Credit pursuant to Section 2.5, when due; or

         (b) failure to pay any installment of interest on any of the Notes, or to pay any fee or other amounts due the Administrative Agent or any Bank hereunder, within 5 Business Days after the date when due; or

         (c) any failure to comply with Sections 6.1, 6.3, 6.4 (with respect to Acquisitions), 6.7, 6.10, 6.11, 6.17 or 7.1(f); or

         (d) any failure to comply with Sections 2.8(a), 5.8, 5.9, 6.4 (with respect to Investments), 6.8, 6.9, 6.15, 6.16 or 6.18 that remains unremedied for a period of 15 calendar days after notice by the Administrative Agent of such Default or 20 calendar days after a Senior Officer becomes aware of such Default, whichever occurs first; or

         (e) Borrower or any other Party fails to perform or observe any other term, covenant, or agreement contained in any Loan Document on its part to be performed or observed within 30 calendar days after notice by the Administrative Agent of such Default; or

         (f) any representation or warranty in any Loan Document or in any certificate, agreement, instrument, or other document made or delivered, on or after the Closing Date, pursuant to or in connection with any Loan Document proves to have been incorrect when made in any respect material to the ability of Borrower to duly and punctually perform all of the Obligations; or

         (g) Borrower or any of its Significant Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness (other than Non-Recourse Indebtedness, and in the case of the Mortgage Company, arising under the Mortgage Warehousing Agreements), or any guaranty of present or future Indebtedness (other than Non-Recourse Indebtedness) on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise in excess of $25,000,000 individually or $50,000,000 in the aggregate or (ii) fails to perform or observe any other material term, covenant, or agreement on its part to be performed or observed, or suffers to exist any condition, in connection with any present or future Indebtedness (other than Non-Recourse Indebtedness, and in the case of the Mortgage Company, arising under the Mortgage Warehousing Agreements) or any guaranty of present or future Indebtedness (other than Non-Recourse Indebtedness), in excess of $25,000,000 individually or $50,000,000 in the aggregate, if as a result of such failure or such condition any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare it due before the date on which it otherwise would become due; or

         (h) any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Banks or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid, or unenforceable in any respect which is, in the reasonable opinion of the Required Banks, materially adverse to the interest of the Banks; or

         (i) a final judgment (or judgments) against Borrower or any of its Significant Subsidiaries is entered for the payment of money in excess of $25,000,000 individually or $50,000,000 in the aggregate over the amount of any insurance proceeds reasonably expected to be received and remains unsatisfied without procurement of a stay of execution within thirty (30) calendar days after the issuance of any writ of execution or similar legal process or the date of entry of judgment, whichever is earlier, or in any event at least 5 calendar days prior to the sale of any assets pursuant to such legal process; or

         (j) Borrower or any Significant Subsidiary of Borrower institutes or consents to any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property, or fails generally, or admits in writing its inability, to pay its debts as they mature, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person, and continues undismissed or unstayed for 60 calendar days; or

         (k) the occurrence of a Termination Event with respect to any Pension Plan if the aggregate liability of Borrower and its ERISA Affiliates under ERISA as a result thereof exceeds $25,000,000; or the complete or partial withdrawal by Borrower or any of its ERISA Affiliates from any Multiemployer Plan if the aggregate liability of Borrower and its ERISA Affiliates as a result thereof exceeds $25,000,000; or

         (l) any determination is made by a court of competent jurisdiction that payment of principal or interest or both is due to the holder of any Subordinated Obligations which would not be permitted by Section 6.1 or that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations.

9.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent or the Banks provided for elsewhere in this Agreement or the Loan Documents, or by applicable Law or in equity, or otherwise:

         (a) Upon the occurrence of any Event of Default, and so long as any such Event of Default shall be continuing (other than an Event of Default described in Section 9.1(j) with respect to Borrower or a Guarantor Subsidiary):

                  (i) all commitments to make Advances or issue Letters of Credit, and all other obligations of the Administrative Agent, any Issuing Bank or the Banks shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that the Required Banks (or greater number, if so required) may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Required Banks (or greater number, if so required), to reinstate the Commitment and make further Advances or issue

                           Letters of Credit, which waiver or determination shall apply equally to, and shall be binding upon, all the Banks; and

                  (ii) the Required Banks may request the Administrative Agent to, and the Administrative Agent thereupon shall, declare the unpaid principal of all Obligations due to the Banks hereunder and under the Notes, an amount equal to the Letter of Credit Usage, all interest accrued and unpaid thereon, and all other amounts payable to the Banks under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand, or further notice of any kind, all of which are expressly waived by Borrower; provided that the Administrative Agent shall notify Borrower (by telecopy and, if practicable, by telephone) substantially concurrently with any such acceleration (but the failure of Borrower to receive such notice shall not affect such acceleration); provided further, that all commitments to make Advances or issue Letters of Credit, and all other obligations of the Administrative Agent, any Issuing Bank or the Banks under the Loan Documents shall terminate concurrently with such acceleration.

         (b)      Upon the occurrence of any Event of Default described in
                  Section 9.1(j) with respect to Borrower or a Guarantor
                  Subsidiary:

                  (i) all commitments to make Advances or issue Letters of Credit, and all other obligations of the Administrative Agent, any Issuing Bank or the Banks under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all the Banks may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Banks, to reinstate the Commitment and make further Advances; and

                  (ii) the unpaid principal of all Obligations due to the Banks hereunder and under the Notes, an amount equal to the Letter of Credit Usage and all interest accrued and unpaid on such Obligations, and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand, or further notice of any kind, all of which are expressly waived by Borrower.

         (c) So long as any Letter of Credit shall remain outstanding, any amounts received by the Administrative Agent in respect of the Letter of Credit Usage pursuant to Section 9.2(a)(ii) or 9.2(b)(ii) may be held as cash collateral for the obligation of Borrower to reimburse the Issuing Bank in event of any drawing under any Letter of Credit (and Borrower hereby grants to the Administrative Agent a security interest in such cash collateral). In the event any Letter of Credit in respect of which Borrower has deposited cash collateral with the Administrative Agent is canceled or expires, the cash collateral shall be applied first to the reimbursement of the Issuing Bank (or all of the Banks, as the case may be) for any drawings thereunder, and second to the payment of any outstanding Obligations of Borrower hereunder or under any other Loan Document.

         (d) Upon the occurrence of an Event of Default, the Banks and the Administrative Agent, or any of them, may proceed to protect, exercise, and enforce their rights and remedies under the Loan Documents against Borrower or any other Party and such other rights and remedies as are provided by Law or equity, without notice to or demand upon Borrower

                  (which are expressly waived by Borrower) except to the extent required by applicable Laws. The order and manner in which the rights and remedies of the Banks under the Loan Documents and otherwise are exercised shall be determined by the Required Banks.

         (e) All payments received by the Administrative Agent and the Banks, or any of them, after the acceleration of the maturity of the Loans shall be applied first to the costs and expenses (including Attorney Costs) of the Administrative Agent, acting as Administrative Agent, and of the Banks and thereafter paid pro rata to the Banks in the same proportion that the aggregate of the unpaid principal amount owing on the Obligations of Borrower to each Bank, plus accrued and unpaid interest thereon, bears to the aggregate of the unpaid principal amount owing on all the Obligations, plus accrued and unpaid interest thereon. Regardless of how each Bank may treat the payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations, the payments shall be applied first, to the costs and expenses of the Administrative Agent, acting as Administrative Agent, and the Banks as set forth above, second, to the payment of accrued and unpaid fees hereunder and interest on all Obligations to the Banks, to and including the date of such application (ratably according to the accrued and unpaid interest on the Loans), third, to the ratable payment of the unpaid principal of all Obligations to the Banks, and fourth, to the payment of all other amounts then owing to the Administrative Agent or the Banks under the Loan Documents. Subject to Section 9.2(a)(i), no application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights or remedies of the Banks hereunder or under applicable Law unless all amounts then due (whether by acceleration or otherwise) have been paid in full.

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

                                    ARTICLE X
                            THE ADMINISTRATIVE AGENT

10.1     Appointment and Authorization.

         (a) Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article X and in the definition of "Agent-Related Person" included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Bank.

10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

10.3 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, and with respect to the Borrower, except as set forth in Sections 2.5(e) and 2.5(f) and for any failure to comply with Section 11.12), or (b) be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by any Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Party or any Affiliate thereof.

10.4     Reliance by Administrative Agent.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks (or such greater number of Banks as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

         (b) For purposes of determining compliance with the conditions specified in Section 8.1, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Closing Date specifying its objection thereto.

10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Banks in accordance with
         Article IX; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

10.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Bank acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Parties. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Parties or any of their respective Affiliates which may come into the possession of any Agent- Related Person.

10.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall, ratably in accordance with their respective Pro Rata Shares, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Party and without limiting the obligation of any Party to do so), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Bank shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Banks (or greater number, if so required) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

10.8 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Bank, and the terms "Bank" and "Banks" include Bank of America in its individual capacity.

10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 60 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed 15 days prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.3 and 11.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 60 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above. In addition, upon a good faith, written allegation by the Required Banks that the Administrative Agent has committed an act of gross negligence or wilfull misconduct, which written allegation sets forth the specifics of such alleged gross negligence or wilfull misconduct, the Required Banks may remove the Administrative Agent by giving written notice to the Administrative Agent to that effect to be effective on such date as the Required Banks designate, provided however that no such removal shall be effective until Required Banks have appointed a Bank, and such Bank has accepted its appointment as, successor administrative agent, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed).

10.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Party, the Administrative Agent (irrespective of whether the principal of any Loan or other Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Banks and the Administrative Agent under Sections 2.5, 3.2 and 11.3) allowed in such judicial proceeding; and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

         and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.2, 3.3 and 11.3.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.

10.11 Guaranty Matters. The Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor Subsidiary from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Banks will confirm in writing the Administrative Agent's authority to release any Guarantor Subsidiary from its obligations under the Subsidiary Guaranty pursuant to this Section 10.11.

10.12 Other Agents; Arrangers and Managers. None of the Banks or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "senior managing agent," "managing agent," "co-agent," "sole book manager," "lead manager," "sole lead arranger," "arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Banks, those applicable to all Banks as such. Without limiting the foregoing, none of the Banks or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

10.13 Defaulting Banks. If for any reason any Bank wrongfully (in violation of this Agreement) fails or refuses to timely make any Advance required of it, or otherwise defaults on any of its material obligations under this Agreement, and fails to cure its default within 5 Business Days of receiving notice of its failure to perform (such Bank being a "Defaulting Bank"), then in addition to the rights and remedies that may be available to the Administrative Agent and the Banks at law or in equity, the Defaulting Bank's right to participate in the Loan and the Agreement will be suspended during the pendency of the Defaulting Bank's uncured default, and (without limiting the foregoing) the Administrative Agent may (or at the direction of the Required Banks, shall) withhold from the Defaulting Bank any interest payments, fees, principal payments or other sums otherwise payable to such Defaulting Bank under the Loan Documents until such default of such Defaulting Bank has been cured. Each non-defaulting Bank will have the right, but not the obligation, in its sole discretion, to acquire at par a proportionate share (based on the ratio of its Pro Rata Share of the Commitment to the aggregate amount of the Pro Rata Shares of the Commitments of all of the non-defaulting Banks that elect to acquire a share of the Defaulting

         Bank's Pro Rata Share of the Commitment) of the Defaulting Bank's Pro Rata Share of the Commitment, including its proportionate share in the outstanding principal balance of the Loans. The Defaulting Bank will pay and protect, defend and indemnify Administrative Agent and each of the other Banks against, and hold Administrative Agent, and each of the other Banks harmless from, all claims, actions, proceedings, liabilities, damages, losses, and expenses (including Attorney Costs, and interest at the Base Rate plus 2.0% per annum for the funds advanced by Administrative Agent or any Banks on account of the Defaulting Bank) they may sustain or incur by reason of or in consequence of the Defaulting Bank's failure or refusal to perform its obligations under the Loan Documents. Administrative Agent may set off against payments due to the Defaulting Bank for the claims of Administrative Agent and the other Banks against the Defaulting Bank. The exercise of these remedies will not reduce, diminish or liquidate the Defaulting Bank's Pro Rata Share of the Commitment (except to the extent that part or all of such Pro Rata Share of the Commitment is acquired by the other Banks as specified above) or its obligations to share losses and reimbursement for costs, liabilities and expenses under this Agreement. This indemnification will survive the payment and satisfaction of all of the Borrower's obligations and liabilities to the Banks. The foregoing provisions of this Section 10.13 are solely for the benefit of the Administrative Agent and the Banks, and may not be enforced or relied upon by the Borrower.

10.14 No Obligations of Borrower. Nothing contained in this Article X shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Banks under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Banks in respect of any failure by the Administrative Agent or any Bank to perform any of its obligations to the Administrative Agent or the Banks under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Banks, Borrower's obligations to the Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

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

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1 Cumulative Remedies; No Waiver. The rights, powers, and remedies of the Administrative Agent or any Bank provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, or remedy provided by law or equity. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power, or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, or remedy preclude any other or further exercise of any other right, power, or remedy. The terms and conditions of Sections 8.1, 8.2, and 8.3 hereof are inserted for the sole benefit of the Banks and the Administrative Agent may (with the approval of the Required Banks) waive them in whole or in part with or without terms or conditions in respect of any Loan, without prejudicing the Banks' rights to assert them in whole or in part in respect of any other Loans.

11.2 Amendments; Consents. No amendment, modification, supplement, termination, or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the approval of the Required Banks and Borrower, and then only in the specific instance and for the specific purpose given; and without the approval in writing of all of the affected Banks, no amendment, modification, supplement, termination, waiver, or consent may be effective:

         (a) to amend or modify the principal of, or the amount of principal or principal prepayments, payable on any Obligation or (except as provided in Section 2.6) the amount of the Commitment, to decrease the rate of any interest or fee payable to any Bank, or to reduce or waive any interest or other amount payable to any Bank;

         (b) to postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Obligation or any installment of any fee or to extend the term of the Commitment;

         (c)      to amend or modify the provisions of the definitions in
                  Section 1.1 of "Required Banks" or of Sections 11.2, 11.9, 11.10, or 11.11, or any provision providing for the ratable or pro rata treatment of the Banks;

         (d) release any Guarantor Subsidiary from liability under the Subsidiary Guaranty (except as provided below); or

         (e) to amend or modify any provision of this Agreement or the Loan Documents that expressly requires the consent or approval of all the Banks.

         Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all the Banks and the Agents. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 that permits the sale or other transfer of the capital stock of (or all or substantially all of the assets of) a Guarantor Subsidiary shall automatically release the Guarantor Subsidiary effective concurrently with such sale or other transfer.

11.3 Costs, Expenses and Taxes. Borrower shall pay within 30 days after demand (which demand shall be accompanied by an invoice in reasonable detail) the reasonable actual out-of-pocket costs and expenses of the Administrative Agent and the Sole Lead Arranger and Sole Book Manager in

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

         connection with (a) the negotiation, preparation, execution, delivery, arrangement, syndication and closing of the Loan Documents, (b) administration of the Loan Documents and (c) any amendment, waiver or modification of the Loan Documents. Borrower shall pay within 30 days after demand the reasonable actual out-of-pocket costs and expenses of the Administrative Agent and each of the Banks in connection with the enforcement of any Loan Documents following the occurrence of a Default or an Event of Default, including in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization, if such payment is approved by the bankruptcy court or any similar proceeding). The costs and expenses referred to in the first sentence above (for which Borrower shall be liable solely with respect to costs and expenses of the Administrative Agent and the Sole Lead Arranger and Sole Book Manager) and the second sentence above (which shall apply to costs and expenses of the Administrative Agent and the Banks) shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and Attorney Costs of the Administrative Agent and the Sole Lead Arranger and Sole Book Manager or any of the Banks, as the case may be, or independent public accountants and other outside experts retained by the Administrative Agent and the Sole Lead Arranger and Sole Book Manager (provided that
         (i) Borrower shall not be liable under this Section 11.3 for fees and expenses of more than one firm of independent public accountants, or more than one expert with respect to a specific subject matter, at any one time and (ii) with respect to the costs and expenses referred to in the second sentence above (pertaining to enforcement matters), Borrower shall not be liable for the fees and expenses of more than one firm of outside legal counsel retained to represent the Administrative Agent and the Banks, but if any of such parties does not consent to such joint representation, Borrower shall be liable for the fees and expenses of not more than one firm of outside legal counsel retained to represent the Administrative Agent and also for not more than one additional firm of outside legal counsel retained to otherwise represent one or more of the Banks). Nothing herein shall obligate Borrower to pay any costs and expenses in connection with an assignment of or participation in a Bank's Pro Rata Share of a Commitment. Borrower shall pay any and all documentary and transfer taxes, assessments or charges made by any Governmental Agency and all reasonable actual costs, expenses, fees, and charges of Persons (other than the Administrative Agent and the Sole Lead Arranger and Sole Book Manager or the Banks) payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, any other Loan Document, or any other instrument or writing to be delivered hereunder or thereunder, and shall reimburse, hold harmless, and indemnify the Administrative Agent and the Sole Lead Arranger and Sole Book Manager and each Bank from and against any and all loss, liability, or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee, or charge or that any of them may suffer or incur by reason of the failure of Borrower to perform any of its Obligations. Any amount payable to the Administrative Agent and the Sole Lead Arranger and Sole Book Manager or any Bank under this Section shall bear interest from the date which is 30 days after Borrower's receipt of demand (together with reasonable supporting documentation) for payment at the rate then in effect for Base Rate Loans.

11.4 Nature of Banks' Obligations. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Banks or any of them pursuant hereto or thereto may, or may be deemed to, make the Banks a partnership, an association, a joint venture, or other entity, either among themselves or with Borrower. The obligations of the Banks hereunder to make Advances and to fund participations in Letters of Credit and Swing Line Loans are several and not joint or joint and several. The failure of any Bank to make any Advance or to fund any such participation on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and no Bank shall be responsible for the failure of any other Bank to so make its Advance or purchase its participation.

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

11.5 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Bank, regardless of any investigation made by the Administrative Agent or any Bank or on their behalf and notwithstanding that the Administrative Agent or any Bank may have had notice or knowledge of any Default at the time of the making of any Advance or the issuance of any Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.6     Notices and Other Communications; Facsimile Copies.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
                  (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrower, the Administrative Agent, the Issuing Bank or the Swing Line Bank, to the address, facsimile number, electronic mail address or telephone number specified for such Person on
                           Schedule 11.6 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                  (ii) if to any other Bank, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Issuing Bank and the Swing Line Bank.

                  All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, 4 Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the Issuing Bank and the Swing Line Bank pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Banks. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.1, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Banks. The Administrative Agent and the Banks shall be entitled to rely and act upon any notices (including telephonic requests for Loans and Swing Line Loans) that, in the reasonable judgment of the Administrative Agent and the Banks, are purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Bank from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice that, in the reasonable judgment of such Agent-Related Person, is purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.7 Execution in Counterparts. This Agreement and any other Loan Document to which Borrower is a Party may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. Such counterparts may be sent by telecopy, with the original counterparts to follow by mail or courier. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until executed counterparts hereof or thereof (or other evidence of execution satisfactory to the Administrative Agent and Borrower) have been delivered to the Administrative Agent and Borrower.

11.8     Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Bank may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letters of Credit and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank or an Affiliate of a Bank the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 and shall be an integral multiple of $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment to an Eligible Assignee other than a Bank or an Affiliate of a Bank shall be subject to the prior written consent of the Administrative Agent and the Swing Line Bank, not to be unreasonably withheld or delayed; (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and (v) any assignment to an Eligible Assignee other than a Bank or an Affiliate of a Bank shall be subject to the prior written consent of the Borrower, not to be unreasonably withheld or delayed, but such consent of Borrower shall not be required if a Default or an Event of Default has then occurred and is continuing. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.5, 3.6, 3.10, 11.3 and 11.10 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at the assignor Bank's or the assignee Bank's expense) shall execute and deliver a Note to the assignee Bank. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans and other Obligations owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this

                  Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Bank may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Bank's rights or obligations under this Agreement (including all or a portion of its Commitment or the Loans (including such Bank's participations in Letters of Credit or Swing Line Loans) owing to it); provided that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided further, that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Sections 11.2(a), 11.2(b) or 11.2(d) that directly affects such Participant; provided further, that any Bank selling a participation shall endeavor promptly to give Borrower notice following any such sale, but the failure to give such notice will not give rise to any liability on the part of such Bank or otherwise affect the validity of any such sale. Subject to clause (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.5, 3.6 and 3.10 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.15 as though it were a Bank, provided such Participant agrees to be subject to
                  Section 11.9 as though it were a Bank.

         (e) A Participant shall not be entitled to receive any greater payment under Sections 3.5, 3.6 and 3.10 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant.

         (f) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

         (g)      [Intentionally Omitted]

         (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may,
                  (i) upon 60 days' notice to the Borrower and the Banks, resign as Issuing Bank or (ii) upon 60 days' notice to the Borrower, resign as Swing Line Bank. Notwithstanding anything to the contrary contained herein, if at any time Bank of America is removed as Administrative Agent by the Required Banks pursuant to Section 10.9 herein, then Bank of America shall resign as Swing Line Bank on the effective date of such removal. In the event of any such resignation as Issuing Bank or Swing Line

                  Bank, the Borrower shall be entitled to appoint from among the Banks a successor Issuing Bank or Swing Line Bank hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank or Swing Line Bank, as the case may be. If Bank of America resigns as Issuing Bank, it shall retain all the rights and obligations of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all Obligations with respect thereto (including the right to require the Banks to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.5). If Bank of America resigns as Swing Line Bank, it shall retain all the rights of the Swing Line Bank provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Banks to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.4.

11.9 Sharing of Setoffs. Each Bank severally agrees that if it, through the exercise of the right of setoff, banker's lien, or counterclaim against Borrower or otherwise, receives payment of the Obligations due it hereunder and under the Notes that is ratably more than that to which it is entitled hereunder pursuant to Section 3.13 or 9.2(e), then: (a) the Bank exercising the right of setoff, banker's lien, or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Obligations held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obligations held by each Bank after the exercise of the right of setoff, banker's lien, or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien, or counterclaim or receipt of payment, and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the Obligations ratably in accordance with the provisions of Section 3.13 and 9.2(e), provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that, to the extent permitted by Law, any Bank holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the Obligation purchased.

11.10 Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each Agent-Related Person, each Bank and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby,
         (b) any Commitment, Loan or Letter of

         Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the (x) gross negligence or willful misconduct of such Indemnitee, (y) payment with respect to a Letter of Credit by such Indemnitee (or any other applicable "issuer" within the meaning of ISP98) when such payment violated the terms of ISP98 or (z) for any failure to comply with Section 11.12 by such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 11.10 shall be payable within 10 Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.11 Nonliability of Banks. The relationship between Borrower and the Banks is, and shall at all times remain, solely that of borrower and lenders, and the Banks and the Administrative Agent neither undertake nor assume any responsibility or duty to Borrower to review, inspect, supervise, pass judgment upon, or inform Borrower of any matter in connection with any phase of Borrower's business, operations, or condition, financial or otherwise. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to Borrower by any Bank or the Agents in connection with any such matter is for the protection of the Banks and the Agents, and neither Borrower nor any third party is entitled to rely thereon.

11.12 Confidentiality. Each Bank agrees that it and its employees shall use any confidential information that such Bank may receive, directly or indirectly, from Borrower or any of its Subsidiaries pursuant to this Agreement or the Subsidiary Guaranty only for the purposes of this Agreement and shall hold such confidential information in confidence, except for disclosure: to Affiliates of the Bank (provided that any such Affiliate who is a "person" described in Rule 100(b)(1) of Regulation FD of the Commission expressly agrees to maintain the disclosed information in confidence or otherwise falls within the exceptions to Rule 100(a) of Regulation FD set forth in Rule 100(b)(2) of Regulation FD); to other Banks; to legal counsel, accountants and other professional advisors to that Bank; to regulatory officials having jurisdiction over that Bank; as required by Law or legal process (provided that the Bank shall, to the extent possible give sufficient notice to Borrower of such legal process to enable Borrower to oppose such legal process, and in any event, give written notice to Borrower of such legal process as soon as practicable) or in connection with any legal proceeding to which that Bank and Borrower are adverse parties; and to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Bank's interests hereunder or a participation interest in its Notes (provided that such disclosure is made subject to an appropriate confidentiality agreement by such institution on terms substantially similar to this Section). For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than (a) information previously filed with any Governmental Agency and available to the public, (b) information previously published in any public medium from a source other than, directly or indirectly, the Agents or any Bank, and (c) information previously disclosed by Borrower to any Person not associated with Borrower without any reasonable expectation of confidentiality. Notwithstanding anything herein to the contrary, "confidential information" shall not include, and the Administrative Agent and each Bank, together with their employees, representatives and other agents, may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Bank relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of any parties hereto to each other.

11.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Agents and the Banks in connection with the Commitment, and is made for the sole benefit of Borrower, the Administrative Agent and the Banks, and the Administrative Agent's and the Banks' successors and assigns. Except as provided in Sections 11.8 and 11.10, no other Person shall have any rights of any nature hereunder or by reason hereof.

11.14 Other Dealings. Any Bank may, without liability to account to the other Banks, accept deposits from, lend money or provide credit facilities to and generally engage in any kind of banking or other business with Borrower and its Subsidiaries.

11.15 Right of Setoff - Deposit Accounts. Upon the occurrence of an Event of Default and the acceleration of maturity of the principal indebtedness under any of the Notes pursuant to Section 9.2, Borrower hereby specifically authorizes each Bank in which Borrower maintains a deposit account (whether a general or special deposit account, other than trust accounts) or a certificate of deposit to setoff any Obligations owed to the Banks against such deposit account or certificate of deposit without prior notice to Borrower (which notice is hereby waived) whether or not such deposit account or certificate of deposit has then matured. Nothing in this Section shall limit or restrict the exercise by a Bank of any right to setoff or banker's lien under applicable Law, subject to the approval of the Required Banks.

11.16 Further Assurances. Borrower shall, at its expense and without expense to the Banks or the Administrative Agent, do, execute, and deliver such further acts and documents as any Bank or the Administrative Agent from time to time reasonably requires for the assuring and confirming unto the Banks or the Administrative Agent the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document; provided that this Section 11.16 is not intended to create any affirmative obligation on the part of Borrower to provide collateral security, additional guarantors or other credit enhancement with respect to the Obligations.

11.17 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral (including the mandate letter and the summary of terms relating to this Agreement), on the subject matter hereof except as provided in
         Section 3.3 hereof or otherwise expressly provided herein to the contrary. The Loan Documents were drafted with the joint participation of Borrower and the Banks and shall be construed neither against nor in favor of either, but rather in accordance with the fair meaning thereof.

11.18    Governing Law

         (a) This Agreement shall be governed by, and construed in accordance with, the law of the state of California applicable to agreements made and to be performed entirely within such state; provided that the parties hereto shall retain all rights arising under federal law.

         (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the Superior Court of the State of California for the County of Los Angeles or the United States District Court for the Central District of California, and by execution and delivery of this agreement, the Borrower, the Administrative Agent and each Bank consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. The Borrower, the Administrative Agent and each Bank irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Loan Document or other document related thereto. The Borrower, the Administrative Agent and each Bank waives personal service of any summons, complaint or other process, which may be made by any other means permitted by California law.

11.19 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

11.20 Headings. Article and section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

11.21 Conflict in Loan Documents. To the extent there is any actual irreconcilable conflict between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall prevail.

11.22 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT

         MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.23 Purported Oral Amendments. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF ANY AGENT OR ANY BANK THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THE AGREEMENT OR THE OTHER LOAN DOCUMENTS.

11.24 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Bank, or the Administrative Agent or any Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

11.25 Hazardous Materials Indemnity. Without limiting any other indemnity provided for in the Loan Documents, Borrower agrees to indemnify the Indemnitees from any claim, liability, loss, cost or expense (including Attorney Costs) directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of any Hazardous Materials if such Hazardous Materials are on, under, about or relate to Borrower's Property or operations, so long as such claim, liability, loss, cost or expense arises out of or relates to a Commitment, the use of proceeds of any Loans, any transaction contemplated pursuant to this Agreement, or any relationship or alleged relationship of any Indemnitee to Borrower related to this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      KB HOME, a Delaware Corporation

                                      By /s/ Kelly M. Allred
                                         --------------------------------------
                                                  Kelly M. Allred
                                              Vice President, Treasury

                                                          KB HOME REVOLVING LOAN
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

                                      BANK OF AMERICA, N.A., as Administrative
                                      Agent and a Bank

                                      By: /s/ Mark V. Gregor-Pearse
                                          --------------------------------------
                                      Name:  MARK V. GREGOR-PEARSE
                                      Title: MANAGING DIRECTOR

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

                                      BANK ONE, NA, as Syndication Agent and a
                                      Bank

                                      By: /s/ James P. Krcmarik
                                          --------------------------------------
                                      Name:  JAMES P. KRCMARIK
                                      Title: ASSOCIATE DIRECTOR

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

                                      FLEET NATIONAL BANK, as a Documentation
                                      Agent and a Bank

                                      By: /s/ Bill Lamb
                                          --------------------------------------
                                      Name:  BILL LAMB
                                      Title: VICE PRESIDENT

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

                                      CREDIT LYONNAIS NEW YORK BRANCH, as a
                                      Documentation Agent and a Bank

                                      By: /s/ Attila Koc
                                          --------------------------------------
                                      Name:  ATTILA KOC
                                      Title: SENIOR VICE PRESIDENT

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

                                      WACHOVIA BANK, NATIONAL ASSOCIATION, as a
                                      Documentation Agent and a Bank

                                      By: /s/ Joel L. Majors
                                          --------------------------------------
                                      Name: Joel L. Majors
                                      Title: Senior Vice President

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

                                      KEYBANK NATIONAL ASSOCIATION, a national banking association, as a Documentation Agent and a Bank

                                      By: /s/ Cheryl F. Van Klompenberg
                                          --------------------------------------
                                      Name: Cheryl F. Van Klompenberg
                                      Title: Assistant Vice President

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                                                      AGREEMENT - SIGNATURE PAGE

                                      SUNTRUST BANK, as a Documentation Agent
                                      and a Bank

                                      By: /s/ W. John Wendler
                                          --------------------------------------
                                      Name:  W. John Wendler
                                      Title: Director

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                                                      AGREEMENT - SIGNATURE PAGE

                                      THE ROYAL BANK OF SCOTLAND PLC, as a
                                      Senior Managing Agent and a Bank

                                      By: /s/ David Apps
                                          --------------------------------------
                                      Name:  David Apps
                                      Title: Senior Vice President

                                                          KB HOME REVOLVING LOAN
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

                                      BNP PARIBAS, as a Senior Managing Agent
                                      and a Bank

                                      By: /s/ Sean T. Conlon
                                          --------------------------------------
                                      Name:  Sean T. Conlon
                                      Title: Managing Director


                                          /s/ Tjalling Terpstra
                                          --------------------------------------
                                              Tjalling Terpstra
                                              Director

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

                                      GUARANTY BANK, as a Senior Managing Agent and a Bank

                                      By: /s/ Clay M. Carter
                                          --------------------------------------
                                      Name:  Clay M. Carter
                                      Title: Vice President

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

                                      WASHINGTON MUTUAL BANK, FA, as a Senior
                                      Managing Agent and a Bank

                                      By: /s/ Mary Bowman
                                          --------------------------------------
                                      Name:
                                      Title:

                                                          KB HOME REVOLVING LOAN
                                                      AGREEMENT - SIGNATURE PAGE

                                      JPMORGAN CHASE BANK, as a Senior Managing
                                      Agent and a Bank

                                      By: /s/ Susan M. Tate
                                          --------------------------------------
                                      Name:  SUSAN M. TATE
                                      Title: VICE PRESIDENT

                                                          KB HOME REVOLVING LOAN
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

                                      COMERICA BANK, as a Managing Agent and a Bank

                                      By: /s/ Leslie A. Vogel
                                          --------------------------------------
                                      Name:  LESLIE A. VOGEL
                                      Title: VICE PRESIDENT

                                                          KB HOME REVOLVING LOAN
                                                      AGREEMENT - SIGNATURE PAGE

                                      U.S. BANK NATIONAL ASSOCIATION, as a
                                      Managing Agent and a Bank

                                      By: /s/ Wayne H. Choi
                                          --------------------------------------
                                      Name:  Wayne H. Choi
                                      Title: Vice President

                                                          KB HOME REVOLVING LOAN
                                                      AGREEMENT - SIGNATURE PAGE

                                      PNC BANK, NATIONAL ASSOCIATION, as a Bank

                                      By: /s/ Douglas G. Paul
                                          --------------------------------------
                                      Name:  Douglas G. Paul
                                      Title: Senior Vice President

                                                          KB HOME REVOLVING LOAN
                                                      AGREEMENT - SIGNATURE PAGE

                                      AMSOUTH BANK, as a Bank

                                      By: /s/ Ronny Hudspeth
                                          --------------------------------------
                                      Name:  Ronny Hudspeth
                                      Title: SR VP

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

                                      CALIFORNIA BANK & TRUST, a California
                                      banking corporation, as a Bank

                                      By: /s/ Marisa Drury
                                          --------------------------------------
                                      Name: Marisa Drury
                                      Title: Vice President

                                                          KB HOME REVOLVING LOAN
                                                      AGREEMENT - SIGNATURE PAGE

                                      CITICORP NORTH AMERICA, INC., as a Bank

                                      By: /s/ Michael Chiopak
                                          --------------------------------------
                                      Name: Michael Chiopak
                                      Title: Vice President

                                                          KB HOME REVOLVING LOAN
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

                                      HSBC BANK USA, as a Bank

                                      By:     /s/ Mee Mee Kiong
                                         --------------------------------------
                                      Name:    Mee Mee Kiong
                                      Title:   Vice President

                                                          KB HOME REVOLVING LOAN
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

                                      KBC BANK N.V., as a Bank

                                      By:     /s/ Robert Snauffer
                                          --------------------------------------
                                      Name:   Robert Snauffer
                                      Title:  First Vice President


                                      By:     /s/ Joseph R. Wenk
                                          --------------------------------------
                                      Name:   Joseph R. Wenk
                                      Title:  Assistant Vice President
                                              Real Estate Finance Group


                                                          KB HOME REVOLVING LOAN
                                                      AGREEMENT - SIGNATURE PAGE

                                      COMPASS BANK, as a Bank

                                      By:     /s/ Johanna Duke Paley
                                          --------------------------------------
                                      Name:   Johanna Duke Paley
                                      Title:  Senior Vice President

                                                          KB HOME REVOLVING LOAN
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

                                      FIFTH THIRD BANK, as a Bank

                                      By:     /s/ Kevin Jones
                                          --------------------------------------
                                      Name:   Kevin Jones
                                      Title:  Vice President

                                                          KB HOME REVOLVING LOAN
                                                      AGREEMENT - SIGNATURE PAGE


                               Exhibits omitted.